Formula B 4.50pm
Lucy Butterworth/
Alison Kay

DATED 21 November 2008

**BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED**

- and -

**IMAGE METRICS LIMITED**

---

**AGREEMENT TO SURRENDER**

**relating to**

**Suite 5a, 1 Portland Street,**
**Manchester**

---

Cobbetts LLP
58 Mosley Street
Manchester
M2 3HZ
DX: 14374 Manchester 1
Tel: 0845 404 2404
Fax: 0845 404 2414

LEB/BB2085-1359

**CONTENTS**

**THIS AGREEMENT** is made the 21st day of November 2008

**BETWEEN:**

(1) **BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED** (incorporated and registered in England and Wales with company number 06023880) whose registered office is at City Tower, Piccadilly, Manchester, Lancashire M1 4BD (the **"Supplier"**); and

(2) **IMAGE METRICS LIMITED** (incorporated and registered in England and Wales with company number 04098216) whose registered office is at 2nd Floor, Park Gate, 25 Milton Park, Oxford, Oxton OX14 4SH (the **"Customer"**).

**AGREED TERMS**

1 **DEFINITIONS AND INTERPRETATION**

1.1 The definitions and rules of interpretation set out in this Clause apply to this Agreement.

**"Building"** the building known as 1 Portland Street, Manchester of which the Property forms part.

**"Certificate of Practical Completion"** a statement issued by the Supplier as certifying the Works have been completed.

**"Completion Date"** 5 working days following the date of the Certificate of Practical Completion of the Works

**"Image Metrics Works"** the works which are briefly described in the specification and the plans marked "Image Metrics Works" annexed at Appendix ~~1~~ 3

**"Lease"** a lease of the Property dated 13 December 2006 and made between Bruntwood 2000 First Properties Limited (1) and the Customer (2), and all documents supplemental or collateral to that lease.

**"Net Lettable Area"** the net lettable area (expressed in square feet) of the Retained Property measured in accordance with the RICS Code of Measuring Practice, 6th edition

**"Part 1 Conditions"** means Part 1 of the Standard Commercial Property Conditions (Second Edition) and "Condition" means any one of them

**"Part 2 Conditions"** Part 2 of the Standard Commercial Property Conditions (Second Edition)

**"Plan"** the plan annexed to this deed.

**"Practical Completion"** the practical completion of the Supplier's Works.

**"Property"** Suite 5a, 1 Portland Street, Manchester as more particularly described in and demised by the Lease.

**"Retained Property"** the Property other than the Surrendered Property.

**"Retained Property Area"** the area shown on the plan annexed to the specification at Appendix ~~1~~ 2 Cobbetts LLP

**"Split Works"** the works which are briefly described in the specification and the plans marked "Split Works" annexed at Appendix ~~1~~ 2 Cobbetts LLP

**"Surrendered Property"** the part of the Property shown edged red on the Plan.

**"Surrender Fee"** the sum of £42,000 (excluding VAT) payable by the Customer to the Supplier.

**"Target Date"** 19 December 2008

**"Works"** the Split Works and the Image Metrics Works to be carried out by the Supplier at the Property in accordance with the terms of this agreement

1.2 If any party at any time comprises two or more persons, the obligations of that party are to be joint and several obligations of those persons.

1.3 Words importing one gender include all other genders, words importing the singular include the plural and vice versa, and any reference to a person includes a reference to a company, authority, board, department or other body.

1.4 Reference to a Clause without further designation is to be construed as a reference to the Clause of this agreement so numbered.

1.5 The Clause headings do not form part of this agreement and are not to be taken into account for the purposes of its construction or interpretation

1.6 The provisions of this agreement are to remain in full force and effect in so far as they remain to be observed and performed notwithstanding completion

## 2 AGREEMENTS

### 2.1 Agreement to Surrender

2.1.1 The Customer agrees that on the Completion Date it will:

2.1.1.1 surrender all its estate, interest and rights in the Surrendered Property to the Supplier by executing and delivering to the Supplier a deed in the form of the draft annexed to this agreement to the intent that in relation to the Surrendered Property only the residue of the term granted by the Lease is to merge and be extinguished in

the reversion immediately expectant on the term of years granted by the Lease;

2.1.1.2 deliver up vacant possession of the Surrendered Property to the Supplier but such expression shall not include carrying out any works of reinstatement or removing any fixtures and fittings;

2.1.1.3 release any charges affecting the Surrendered Property.

2.2 **Agreement to accept Surrender**

The Supplier agrees that it will accept the surrender by executing and delivering to the Customer a counterpart of a deed in the form of the draft annexed to this agreement.

3 **SURRENDER FEE**

On the Completion Date the Customer will pay the Surrender Fee to the Supplier.

4 **SUPPLIER'S WORKS**

4.1 As soon as possible after the date of this Deed the Supplier is to undertake the Works and shall use all reasonable endeavours to procure that the Works are completed by the Target Date

4.2 The Customer shall allow the Supplier, its workmen, agents and all those authorised by the Supplier in connection with the Works to access the Property for the purpose of carrying out the Works and for the purpose of inspecting and preparing surveys in relation to the Retained Property.

4.3 The Supplier shall obtain all planning permissions and necessary consents in relation to the Works and procure that the Works are carried out:

4.3.1 in accordance with the attached specification

4.3.2 in a good and workmanlike manner and in accordance with good building practice

4.3.3 with good quality materials and with due diligence

4.3.4 in accordance with all statutes statutory orders and regulations codes of practice of local authorities and competent authorities

4.4 The Customer shall not impede obstruct or hinder or suffer to be impeded obstructed or hindered the progress of the Works.

4.5 The Supplier will use all reasonable endeavours to minimise any disturbance damage and/or disruption caused to the Customer as a consequence of the Works and shall make good any damage caused

4.6 The Supplier shall comply with any reasonable security requirements of the Customer.

4.7 The Supplier shall give the Customer not less than five working days notice of its intention to issue the Certificate of Practical Completion and the Customer shall be entitled prior to the issue of such Certificate to make representations to the Supplier

4.8 Any dispute as to whether the Certificate of Practical Completion should be issued or whether it should be issued with outstanding Works may be referred by either party to the decision of an independent chartered surveyor (acting as expert and not as an arbitrator) agreed upon by the Supplier and the Customer or in the absence of such agreement appointed by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors

4.9 For the purpose of this Clause, the Works shall be treated as being completed notwithstanding that:

4.9.1 any extra Works which the Supplier may agree in correspondence to carry out at the Customer's expense shall not have been carried out or completed; and/or

4.9.2 any other matters of a minor nature may not have been carried out or there may be defects of a minor nature in the Works;

Provided that the Supplier shall carry out and complete any outstanding Works notified to the Supplier by the Customer in writing within four weeks of the Completion Date for which purposes the Supplier shall be entitled to have access to the Premises during normal office hours.

4.10 If at any time prior to the Completion Date the Customer (acting reasonably) believes that the Retained Property Area is more or less than the Retained Property Area depicted on the Plan the Customer shall be entitled to serve written notice on the Supplier requiring the Supplier to remedy the works to ensure that the area of the Retained Property Area matches the Retained Property Area depicted on the Plan.

4.11 Any dispute arising through the provision of Clause 4.10 may be referred by either party to the decision of an independent chartered surveyor (acting as an expert and not as an arbitrator) agreed upon by the Supplier and the Customer or in the absence of such agreement appointed by or on behalf of the President of for the time being of the Royal Institution of Chartered Surveyors.

## 5 CALCULATION OF RENT

5.1 Following Practical Completion of the Works and when the Retained Property is capable of being measured and in any event prior to the Completion Date the Supplier and the Customer are to seek to agree the Net Lettable Area of the Retained

Property by means of a joint inspection attended by the nominated representatives of both parties.

5.2 Any dispute between the parties as to the Net Lettable Area of the Retained Property shall be referred by either party to the decision of an independent chartered surveyor (acting as an expert and not as an arbitrator) agreed upon by the Supplier and the Customer or in the absence of such agreement appointed by or on behalf of the President of for the time being of the Royal Institution of Chartered Surveyors.

5.3 The yearly rent reserved by the Lease with effect from 21 November 2008 shall be the Net Lettable Area multiplied by £22.00 exclusive of VAT.

5.4 Following the recalculation of the yearly rent reserved by the Lease in accordance with this Clause 5, any overpayment of the yearly rent paid by the Customer under the Lease in advance in respect of the Surrendered Property for the period from the Completion Date until the day preceding the next quarter day shall be held on account and applied towards future payments of the yearly rent payable by the Customer under the Lease.

## 6 SERVICE CHARGE

From the ~~Completion Date~~ date of this Agreement the service charge cap pursuant to clause 6.7 of the Lease shall be calculated as follows:

$$NC = \frac{£28,650}{5209} \times NLA$$

Where:

NC is the new service charge cap under clause 6.7 of the Lease

NLA is the Net Lettable Area calculated in accordance with Clause 5.1

## 7 EXCLUSION OF SECURITY OF TENURE

7.1 This is an agreement to which section 38 A(2) of the Landlord and Tenant Act 1954 (as amended) applies.

7.2 The Supplier served on the Customer a notice dated the 20 day of November 2008 in the form, or substantially the form, set out in Schedule 3 to the Regulatory Reform (Business Tenancies) England and Wales) Order 2003 (the **"Order"**) not less than fourteen days before the date of this Agreement.

7.3 The Customer made a declaration in the form or substantially the form set out in paragraph 6 of Schedule 4 of the Order on the 21 day of November 2008.

8 **CONDITIONS**

8.1 The Part 1 Conditions are incorporated in this agreement in so far as they:

8.1.1 are applicable to an agreement to surrender;

8.1.2 are not inconsistent with the other Clauses in this agreement;

8.1.3 have not been modified or excluded by any of the other Clauses in this agreement.

8.2 The following Part 1 Conditions do not apply to this agreement:

8.2.1 Conditions 1.1.4(a) 1.4.1 and 1.4.2;

8.2.2 Conditions 2.2 and 2.3; and

8.2.3 Condition 3.2.

8.3 The Part 2 Conditions are not incorporated into this agreement.

**AS WITNESS** whereof the parties have hereunto executed this deed the day and year first before written.

Gbbetts Ltd.

SIGNED (but not delivered until the date hereof) as a **DEED** by **BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED** acting by a director and a director/secretary

SIGNED for and on behalf of the Supplier:

DIRECTOR

Signature: ..........................................

Name (in block capitals) A. BUTTERWORTH.

SECRETARY/DIRECTOR

Signature: ..........................................

Name (in block capitals) ANDREW COWELL

**ANNEXURE 1**

**DEED OF SURRENDER OF PART AND VARIATION**

DATED 2008

**BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED**

- and -

**IMAGE METRICS LIMITED**

---

**DEED OF SURRENDER OF PART AND VARIATION**

**relating to**

**Suite 5a, 1 Portland Street,**

**Manchester**

---

Cobbetts LLP
58 Mosley Street
Manchester
M2 3HZ
DX: 14374 Manchester 1
Tel: 0845 404 2404
Fax: 0845 404 2414

LEB/BB2085-1359

**CONTENTS**

**THIS DEED** is made the day of 2008

**Land Registry**

**Title number:** **LA329368**

**Administrative area:** **Greater Manchester : Manchester**

**BETWEEN:**

(1) **BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED** (incorporated and registered in England and Wales with company number 06023880) whose registered office is at City Tower, Piccadilly, Manchester, Lancashire M1 4BD (the **"Supplier"**); and

(2) **IMAGE METRICS LIMITED** (incorporated and registered in England and Wales with company number 04098216) whose registered office is at 2nd Floor, Park Gate, 25 Milton Park, Oxford, Oxton OX14 4SH (the **"Customer"**).

**BACKGROUND**

1 This deed is supplemental to the Lease.

2 The Supplier is entitled to the immediate reversion to the Lease.

3 The residue of the term granted by the Lease is vested in the Customer.

4 The Supplier and the Customer have agreed to enter into this deed.

**AGREED TERMS**

1 **DEFINITIONS AND INTERPRETATION**

1.1 The definitions and rules of interpretation set out in this Clause apply to this deed.

**"Lease"** a lease of the Property dated 13 December 2006 and made between Bruntwood 2000 First Properties Limited (1) and the Customer (2), and all documents supplemental or collateral to that lease.

**"Plan"** the plan annexed to this deed [*to be annexed following measurement in accordance with the Agreement to Surrender*].

**"Property"** Suite 5a, 1 Portland Street, Manchester as more particularly described in and demised by the Lease.

**"Retained Property"** the Property other than the Surrendered Property.

**"Surrendered Property"** the part of the Property shown edged red on the Plan.

**"Surrender Fee"** the sum of £42,000 (excluding VAT) payable by the Customer to the Supplier.

**"VAT"** value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1.2 References to the **"Supplier"** include a reference to the person entitled for the time being to the immediate reversion to the Lease.

1.3 The expressions **"landlord covenant"** and **"tenant covenant"** each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.4 A **"working day"** is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in all or part of England and Wales.

1.5 A **"person"** includes a corporate or unincorporated body.

1.6 Except where a contrary intention appears, a reference to a Clause is a reference to a Clause of this deed.

1.7 Clause headings do not affect the interpretation of this deed.

1.8 Words in the singular shall include the plural and vice versa.

1.9 A reference to one gender shall include a reference to the other genders.

1.10 A reference to any party shall include that party's personal representatives, successors or permitted assigns.

1.11 A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts; provided that, as between the parties, no such amendment or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.12 A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.13 A reference to **"writing"** or **"written"** does not include faxes or e-mail.

1.14 A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of the provisions of this agreement) at any time.

1.15 Any phrase introduced by the terms **"including"**, **"include"**, **"in particular"** or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

## 2 SURRENDER

2.1 In consideration of:

2.1.1 the Surrender Fee paid by the Customer to the Supplier; and

2.1.2 the release by the Supplier pursuant to Clause 3;

the Customer surrenders and yields up to the Supplier, with full title guarantee, all its estate, interest and rights in the Surrendered Property and the Supplier accepts the surrender.

2.2 To the extent that the residue of the term of years granted by the Lease relates to the Surrendered Property such residue shall merge and be extinguished in the reversion immediately expectant on the termination of the Lease.

## 3 RELEASE OF THE CUSTOMER

In relation to the Surrendered Property only the Supplier releases the Customer from all the tenant covenants of the Lease whether past, present or future and all damages, actions, proceedings, costs, claims, demands, expenses, arising from such tenant covenants and releases the Customer from all liability for any subsisting breach of any of them.

## 4 RELEASE OF THE SUPPLIER

In relation to the Surrendered Property only the Customer releases the Supplier and its predecessors in title to the immediate reversion to the Lease from all the landlord covenants of the Lease whether past, present or future and all damages, actions, proceedings, costs, claims, demands, expenses, arising from such landlord covenants and releases the Supplier from all liability for any subsisting breach of any of them.

## 5 PAYMENTS

5.1 On the date of this Deed, the Customer shall pay the Supplier the Surrender Fee by way of liquidated damages, as compensation for the breach by the Customer of:

5.1.1 its covenants in the Lease relating to the state and condition of the Surrendered Property; and

5.1.2 other breaches of the covenants and obligations given by the Customer under the Lease relating to the Surrendered Property only.

5.2 The Customer shall pay to the Supplier any underpayment in respect of the service charge reconciliation carried out at the end of the Supplier's current service charge year up to the date of this Deed in relation to the Surrendered Property.

5.3 Any over payment in respect of the service charge reconciliation carried out at the end of the Supplier's service charge year shall be held on account by the Supplier and applied towards future payments of service charge payable by the Customer.

## 6 CONSEQUENTIAL VARIATION PROVISIONS

The Supplier and the Customer agree that with effect from the date of this deed:

6.1 the yearly rent reserved by the Lease shall be reduced to £[*calculated in accordance with clause 5 of the Agreement to Surrender*] per annum exclusive of VAT, payable at the time and in the manner specified and subject to review as provided in the Lease, and shall from the date of this deed be payable and issued out of the Retained Property alone, and that the covenants, conditions and other provisions contained in the Lease shall continue to apply in full force and effect to the Retained Property as they originally applied to the Property;

6.2 the service charge cap under clause 6.7 of the Lease shall be reduced to £[*calculated in accordance with clause 6 of the Agreement to Surrender*]; and

6.3 every reference in the Lease to the Premises shall from the date of this deed be read and construed as a reference to the Retained Property.

7 **VARIATION TO LEASE**

7.1 From and including the date of this deed, the Lease shall be read and construed as varied by the provisions set out in the Schedule.

7.2 The Lease shall remain fully effective as varied by this deed and the terms of the Lease shall have effect as though the provisions contained in this deed had been contained in the Lease with effect from the date of this deed.

7.3 The Customer covenants to observe and perform the tenant covenants in the Lease as varied by this deed.

7.4 The Customer agrees to apply to the Chief Land Registrar as soon as reasonably possible following the date of this deed to make the necessary entries on the register of title number LA329368 in order to give effect to the variation contained in this deed and agrees to supply to the Supplier official copies of his title.

7.5 Promptly following completion of this deed both the Supplier and the Customer shall each endorse a memorandum of variation upon the Lease and its counterpart in the following terms:

"This Lease has been varied by a Deed of Surrender of Part and Variation dated [DATE] 2008 and made between Bruntwood 2000 Alpha Portfolio Limited (1) and the Customer (2)".

8 **DOCUMENTS AND HM LAND REGISTRY REQUIREMENTS**

8.1 On the date of this deed the Customer shall:

8.1.1 deliver to the Supplier:

8.1.1.1 a certified copy of the memorandum endorsed on the Lease confirming the surrender of the Surrendered Property by this deed;

8.1.1.2 the original part of this deed; and

8.1.1.3 any other documents in the Customer's possession or under its control that may be needed by the Land Registry in connection with an application by the Supplier to cancel notice of the Lease registered against title number LA329368 insofar as it relates to the Surrendered Property;

8.1.2 pay to the Supplier £60, the fees due to the Land Registry for the application for:

8.1.2.1 any notice of the Lease to be cancelled so far as it relates to the Surrendered Property; and

8.1.2.2 the registration of any easements or rights granted by or over, or reserved out of, the Lease to be cancelled so far as such easements or rights relate to the Surrendered Property.

8.2 The Customer shall, within 10 working days of any written request from the Supplier, supply the Supplier with all documents and information required in connection with any requisition raised by the Land Registry on the application referred to in Clause 8.1.

## 9 LIABILITY

If the Supplier or the Customer is more than one person, then in each case those persons will be jointly and severally liable for their respective obligations arising by virtue of this deed. The Supplier may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

## 10 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this deed will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

## THE SCHEDULE

### Variations to the Lease

1 **ADDITION OF NEW DEFINITION**

The following shall be added to the Lease as a new definition in Clause 1.1:

"**Agreement to Surrender** an agreement to surrender dated [*to be inserted prior to completion*] 2008 and made between Bruntwood 2000 Alpha Portfolio Limited (1) and the Customer (2)"

2 **REPLACEMENT OF EXISTING CLAUSES**

Clause 7.3.2 of the Lease shall be deleted and replaced by the following clause:

"Unless otherwise required by the Supplier the Customer shall at the end of the Term remove any alterations or additions made to the Premises including:

7.3.2.1 any made by the Supplier prior to the grant of this Lease pursuant to an obligation contained in an agreement for lease between the Supplier and Customer; and

7.3.2.2 the Image Metrics Works (as defined in the Agreement to Surrender) carried out by the Supplier to the Premises pursuant to the Agreement to Surrender

and make good any damage caused by that removal to the reasonable satisfaction of the Supplier and shall reinstate the Premises to their original layout and condition.

**SIGNED** (but not delivered until the date hereof) as a **DEED** by **BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED** acting by a director and a director/secretary

DIRECTOR

Signature: ..........................................................................................

Name (in block capitals) ..........................................................................................

SECRETARY/DIRECTOR

Signature: ..........................................................................................

Name (in block capitals) ..........................................................................................

**SIGNED** (but not delivered until the date hereof) as a **DEED** by **IMAGE METRICS LIMITED** acting by a director and a director/secretary

DIRECTOR

Signature: ..........................................................................................

Name (in block capitals) ..........................................................................................

SECRETARY/DIRECTOR

Signature: ..........................................................................................

Name (in block capitals) ..........................................................................................

**ANNEXURE 2**

**SPLIT WORKS & DRAWING**

# No 1 Portland St

**Manchester**

Suppliers Split Works

04.11.08

**Approx. Floor Area:**

bruntwood

**City Centre**

| Item/Ref | Item of Work / Description | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | SPECIFICATION OF WORKS | | | | | | | |
| | SUMMARY<br>Suppliers Split Works | | | | | | | |
| | Refurbishment | | | | | | | |
| 0.0 | Preliminaries | | | | | | | |
| 1.0 | Demolition | | | | | | | |
| 2.0 | Partitioning | | | | | | | |
| 3.0 | Electrical Works | | | | | | | |
| 4.0 | Decoration | | | | | | | |
| 5.0 | Floor Coverings | | | | | | | |
| 6.0 | General Items | | | | | | | |
| 7.0 | Builders Work | | | | | | | |
| 8.0 | Builders Clean | | | | | | | |
| 9.0 | Building Control | | | | | | | |
| | SUITE REFURB WORKS Sub Total | £0.00 | £0.00 | £0.00 | £0.00 | 0.00 | £0.00 | £0.00 |
| | | | | | | | | |
| | TOTAL CONTRACT SUM<br>(Carried to Form of Tender) | £ | £0.00 | | | | | |
| | £/sq.ft | change sqft | £0.00 | | | | | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| A | **GENERAL DESCRIPTION OF THE WORKS**<br><br>Suite Split 5th Floor No 1 Portland St including new kitchen, partitioning and electrics. | |
| B | **THE PARTIES**<br><br>**Client :** Bruntwood Limited<br><br>**Building Surveyor :** Chris Walpole<br><br>**Customer Services Manager:** Andrew Ward | |
| C | **DRAWINGS**<br>The extent of the works are to be read in conjunction with the following drawings:<br>E1-A, P1-A.<br>The contractor is to ensure that measurements or quantities taken from the drawings provided are checked on site. | |
| D | **FORM OF CONTRACT**<br><br>The form of contract will be the JCT MW05/ Bruntwood Standard Terms. Allow for the obligations, liabilities and services contained therein. | |
| E | **PROGRAMME OF WORKS**<br>The Contractor is to provide a full programme of works and to define each major work element along with its duration.<br><br>The Contractor is to submit with his price a full programme identifying the total length of time it will take to complete the works specified.<br><br>The building will be in full occupation for the duration of the works, therefore the works are to be phased to ensure minimum disruption to the customers.<br><br>Allowance to be made for undertaking works out of hours as may be required. | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| F | **ACCESS**<br>Access to the site can be made via the rear carpark<br><br>There is no parking on site for contractors vehicles without specific consent of the Customer Service Manager. | |
| G | **SITE INSPECTION**<br>The Contractor will be held to have read the Conditions of the Contract, examined the drawings, visited the site, inspected any relevant site investigation information and be satisfied in regard to and make allowances for local conditions, the accessibility of the Works, the full extent and nature of the operations, the supply of all labour and fulfilment of any conditions affecting its employment, the execution of the Contract and overcoming of any difficulties in carrying out the Works. No claims will be accepted arising from neglect to take these precautions. | |
| H | **HEALTH AND SAFETY DOCUMENTATION**<br>The contractor is to ensure that his price is adjusted as necessary to allow full compliance with all Statutory Health and Safety Policies. The contractor is to prepare a full risk assessment of the works which is to be approved prior to commencement on site. The successful contractor is to fulfil the requirements of the Construction (Design and Management) Regulations 2007, and is to complete the pre-construction phase and the construction phase health and safety plan as the work progresses.<br><br>The successful contractor will be required to submit his Pre Construction Health and Safety Plan for approval at least 10 working days prior to commencement on site. The pre tender health and safety plan is to include the following information.<br><br>1. Hazard identification and full risk assessment.<br>2. Detailed method statement for the works.<br>3. Public liability insurance details.<br>4. COSHH assessment sheets.<br><br>For the purposes of these works Bruntwood Limited are the CDM Co-ordinator, and the Contractor will be Principle Contractor. | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| J | **COMPLIANCE WITH GOOD PRACTICE**<br>Where and to the extent that materials, products and workmanship are not fully specified, the Contractor is to ensure that they are in accordance with good building practice, including the relevant provisions of the British Standards Institution's document current three months before the date of invitation to tender, and are suitable for the purpose of the Works stated in the Contract documents.<br><br>Workmanship is to be of the best kind using workmen skilled in their particular trade and trade customs are to be complied with in the employment of the appropriate grade of operative unless otherwise required. | |
| K | **WORK IN OCCUPIED PREMISES**<br>The Contractor shall make due allowance in his prices and programme for the fact that elements of the Works are to be executed in and adjacent to existing occupied buildings and structures, and the Contractor shall take this into account when pricing the items. No claim will be accepted for the Contractor's failure to ascertain site specific conditions in advance of work commencing. | |
| L | **SITE WELFARE**<br>On site w.c.'s will be made available for the contractors use. These are to be determined at the pre-start meeting. | |
| M | **SITE RULES**<br>A copy of the building specific site rules are enclosed with the specification. The contractor shall make due allowance in his prices and program to comply with the requirements of the site rules. No claim will be accepted for the contractors failure to take account of the site rules on commencement of the works. | |
| N | **POWER AND WATER**<br>A site water supply will be made available for use by the contractor.<br><br>Site mains electricity supply will be made available for use by the contractor. All power used by the contractor for power tools/temporary lighting etc to be 110V. All 110V transformers, extension cables etc to be provided by the contractor.<br><br>Temporary lighting is to be provided where necessary during the works | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| O | **DEMOLITION**<br>**It is essential that all Risk Assessments/Method Statements are submitted and approved by the BS. prior to any demolition works taking place on site.**<br><br>Prior to carrying out any of the demolition work, it is essential that all the existing electrical and lighting installations are isolated and allow for provision of any temporary lighting/power requirements during the course of the works (where requested).<br><br>It is essential that the contractor familiarises themselves with the content of the asbestos register (retained in the Customer Service Managers Office). All works should be undertaken with due care and attention to ensure that no suspicious materials are disturbed or damaged. In the event that any suspicious materials are identified, disturbed or damaged, the works should stop immediately and Bruntwood informed directly. | |
| P | FIRE ALARM ACTIVATION<br>The contractor should ensure that all automatic fire detection equipment within the vicinity of the project of works is suitably configured in order to reduce the risk of false activation, by either capping off the equipment or isolating the appropriate zone.<br><br>Any temporary arrangements for the fire alarm, warning and evacuation should be covered in the Construction Phase Health and Safety Plan and agreed before hand with the onsite supervisor/building team.<br>A false activation as a result of contractor's bad practice will incur a penalty of £500. | |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| **1.0** | **Demolition** | | | | |
| 1.1 | Strip out and cart away, all existing internal partitions as illustrated on the attached plan. This is to be carefully removed where abutting ceiling and wall junctions in order to minimise damage. Make good where appropriate. | 55 | m2 | | £880.00 |
| 1.2 | Strip out and cart away all existing door and frame as illustrated on the attached plan. Allow for the disposal off site. | 1 | nr | | £45.00 |

| | | | | | | |
|---|---|---|---|---|---|---|
| | | | | | | |
| | | **Demolition** | | | to summary £ | £925.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| 2.0 | **Partitioning and Joinery** | | | | |
| 2.1 | Supply, erect and install partitioning as indicated on drawing, partitioning system to be Komfort Komfire 100. Partitioning to run to underside of existing concrete soffit. Partitioning to comprise of 50mm steel studs faced either side with 12.5 plasterboard taped and filled. Cavity to be filled with 50mm rockwool quilt to achieve a minimum sound insulation of 52DB. Allow for supplying and installing skirting to match existing. No cover trims, all joints to be taped and filled. | 10 | lm | | |
| 2.2 | Allow to supply and fit fire and acoustic barrier above compartmentation walls. | 10 | lm | | |
| 2.3 | Supply, erect and install partitioning as indicated on drawing, partitioning system to be Komfort Komfire 75mm. Partitioning to run to underside of existing suspended ceiling and Partitioning to comprise of 50mm steel studs faced either side with 12.5 platerboard taped and filled. Cavity to be filled with 50mm rockwool quilt to achieve a minimum sound insulation of 43DB. Allow for supplying and installing 100mm high powder coated skirtings/MDF to match existing. No cover trims, all joints to be taped and filled. | 2.5 | lm | | |
| | **Suite Doors** | | | | |
| 2.4 | Supply and install American Walnut veneered Komfort standard height double leaf and frame set to form suite access. Doors to be FD30 incorporating intumescent strips and smoke seals and are to include 150 x 1500 mm vision panel. Komfort Door and set to be supplied plugged and with fire rated certification. Ironmongery to be brushed stainless steel to match existing suite entrance doors in the building. | 2 | nr | | |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| 2.4 | Remove existing double doors, rub down, reapir, revarnish and rehang in existing position. | 1 | item | | |
| 2.5 | Build out existing wall to allow mag lock to be fix onto and hold doors back. See drawing for details | 2 | item | | |
| | | | | to summary £ | |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| **3.0** | **Electrical Works** | | | | |
| 3.1 | Supply and install sub metre to suite image metrics are vacating | 2 | Nr | | |
| 3.2 | Allow to split lighting into 2 suites. Light switch plates to match existing within suite and to be located adjacent entrance doors to each suite on inside of door. | | item | | |
| 3.3 | Supply and fit mag locks double suite entry doors. Hold back device to be linked back to fire alarm. | 2 | nr | | |
| | | | | | N/A |
| | **Electrical Works** | | | to summary £ | £0.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| **4.0** | **Decoration** | | | | |
| 4.1 | Allow to patch in wall paper where alarm system and lighting controls have been removed | | Item | | |
| 4.2 | Prepare walls and apply 1No coat undercoat and 2No coats vinyl matt emulsion, colour to be white (this is to the area image metrics are vacating only) | 35 | m2 | | |
| 4.3 | Prepare walls and apply 1No coat undercoat and 2No coats vinyl matt emulsion, colour to be black. | 21.5 | m2 | | |
| 4.4 | Prepare walls and apply specialist projector paint provided by the client and to be applied as per manufacturers instructions. | 21.5 | m2 | | |
| | **Decoration** | | | to summary £ | £0.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | <u>**SPECIFICATION OF WORKS**</u> | | | | |
| **5.0** | **Floor Coverings** | | | | |
| 5.1 | Allow to professionally clean carpet to suite image metrics are vacating | 240 | m2 | | |
| | **Floor Coverings** | | | to summary £ | £780.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | <u>**SPECIFICATION OF WORKS**</u> | | | | |
| **6.0** | **General Items** | | | | |
| 6.1 | Demolition and Stripout works should be allowed for outside normal working hours. Subject to any operations that may cause disturbance to the existing customers which will remain in occupation during the works. An allowance should be made for the removal of all materials from site out of normal working hours. i.e. weekends as approved. | 1 wk end | item | | |
| 6.2 | The use of lifts is subject to approval and allowance should be made for fully lining out and protection of all floor coverings in common areas, reception area and doors etc, to the approval of the Contract Administrator before works begin. | | item | | |
| 6.3 | Provision should be made for the number of <u>covered</u> skips required to remove all materials from the site of the works. Position of skips is to be agreed with the Contract Administrator prior to works commencing. Skips will be required to be removed when filled and the contractor is responsible for obtaining all necessary permits, approvals and costs as may be required for the use of the skips. (The contractor is not to assume that space in the car park will be available). Details of available locations will be given during the Tender Site Visit. | | item | | |
| 6.4 | Bruntwood Limited Rules and Regulations in relation to the building will apply in all aspects of these works and shall not be deviated from. The contractor is to give careful consideration to the Preliminaries document, whilst pricing and undertaking the works. | | NOTE | | |
| 6.5 | The contractor is to provide for all site welfare facilities, should these not be available within the building to comply with current statutory requirements. Details of available locations will be given during the Tender Site Visit. | | item | | |
| 6.6 | Allow PC Sum to cover Staffing charges for the anticipated out of hours working required to complete the works. Charge out rates should be based on Saturday working @ £100 per 8 hour man day and Sunday working @ £150 per 8 hour man day. | | | | |
| - | Anticipated Saturday Working | | nr | £100 | |
| - | Anticipated Sunday Working | | nr | £150 | |
| | **General Items** | | | to summary £ | £0.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| **7.0** | **Builders Work** | | | | |
| 7.1 | Allow to make good plastering by fully skimming/plaster patching from the strip out of non-load bearing partitioning/column abuttments, if required. | | Item | | |
| | **Builders Work** | to summary £ | | | £0.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| **8.0** | **Builders Clean** | | | | |
| 8.1 | Clean entire site upon completion of works. Include for full builders clean, including wiping down all surfaces, cleaning of glass, vacuuming of carpets and wiping down of all surface finishes etc. | | item | | |
| | **Builders Clean** | | | to summary £ | £575.00 |



| REV | DESCRIPTION | DATE | APF |
|---|---|---|---|
| | | | |

SCHEME
No. 1 Portland Street - 5th floor split

CLIENT

BRUNTWOOD

| DATE | 22.10.08 | SCALE | 1:200 @ A4 |
|---|---|---|---|
| DRAWN | CW | REV | A |
| JOB No. | | DWG No. | |
| | | P1-A | |

TITLE
Proposed Layout

Bruntwood Limited
City Tower
Piccadilly Plaza
Manchester
M1 4BD

TEL: 0161 237 3883
FAX: 0161 237 1779

**ANNEXURE 3**

**IMAGE METRICS WORKS**

# No 1 Portland St

**Manchester**

5th Floor Fit Out Works Image Metrics
Reads Tender
22.10.08

**Approx. Floor Area:**

bruntwood

**City Centre/Regional Building Team**

| Item/Ref | Item of Work / Description | | | |
|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | |
| | **SUMMARY**<br>5th Floor Fit Out Works Image Metrics | | | |
| | **Refurbishment** | | | |
| 0.0 | Preliminaries | £220.00 | | |
| 1.0 | Electrical Works | £1,200.00 | | |
| 2.0 | Heating | £2,800.00 | | |
| 3.0 | Kitchen | £2,127.50 | | |
| | SUITE REFURB WORKS Sub Total | £6,347.50 | | |
| | TOTAL CONTRACT SUM<br>(Carried to Form of Tender) | £6,347.50 | | |
| | £/sq.ft | £2.40 | | |
| | | 2650 | | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| A | **GENERAL DESCRIPTION OF THE WORKS**<br><br>Suite Split 5th Floor No 1 Portland St including new kitchen, partitioning and electrics. | |
| B | **THE PARTIES**<br><br>**Client :** Bruntwood Limited<br><br>**Building Surveyor** : Chris Walpole<br><br>**Customer Services Manager: Andrew Ward** | |
| C | **DRAWINGS**<br>The extent of the works are to be read in conjunction with the following drawings:<br>**E1-A, P1-A**<br>The contractor is to ensure that measurements or quantities taken from the drawings provided are checked on site. | |
| D | **FORM OF CONTRACT**<br><br>The form of contract will be the JCT MW05/ Bruntwood Standard Terms. Allow for the obligations, liabilities and services contained therein. | |
| E | **PROGRAMME OF WORKS**<br><br>The Contractor is to provide a full programme of works and to define each major work element along with its duration.<br><br>The Contractor is to submit with his price a full programme identifying the total length of time it will take to complete the works specified.<br><br>The building will be in full occupation for the duration of the works, therefore the works are to be phased to ensure minimum disruption to the customers.<br><br>Allowance to be made for undertaking works out of hours as may be required. | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| F | **ACCESS**<br>Access to the site can be made via the rear carpark<br><br>There is no parking on site for contractors vehicles without specific consent of the Customer Service Manager. | |
| G | **SITE INSPECTION**<br>The Contractor will be held to have read the Conditions of the Contract, examined the drawings, visited the site, inspected any relevant site investigation information and be satisfied in regard to and make allowances for local conditions, the accessibility of the Works, the full extent and nature of the operations, the supply of all labour and fulfilment of any conditions affecting its employment, the execution of the Contract and overcoming of any difficulties in carrying out the Works. No claims will be accepted arising from neglect to take these precautions. | |
| H | **HEALTH AND SAFETY DOCUMENTATION**<br>The contractor is to ensure that his price is adjusted as necessary to allow full compliance with all Statutory Health and Safety Policies. The contractor is to prepare a full risk assessment of the works which is to be approved prior to commencement on site. The successful contractor is to fulfil the requirements of the Construction (Design and Management) Regulations 2007, and is to complete the pre-construction phase and the construction phase health and safety plan as the work progresses.<br><br>The successful contractor will be required to submit his Pre Construction Health and Safety Plan for approval at least 10 working days prior to commencement on site. The pre tender health and safety plan is to include the following information.<br><br>1. Hazard identification and full risk assessment.<br>2. Detailed method statement for the works.<br>3. Public liability insurance details.<br>4. COSHH assessment sheets.<br><br>For the purposes of these works Bruntwood Limited are the CDM Co-ordinator, and the Contractor will be Principle Contractor. | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| J | **COMPLIANCE WITH GOOD PRACTICE**<br>Where and to the extent that materials, products and workmanship are not fully specified, the Contractor is to ensure that they are in accordance with good building practice, including the relevant provisions of the British Standards Institution's document current three months before the date of invitation to tender, and are suitable for the purpose of the Works stated in the Contract documents.<br><br>Workmanship is to be of the best kind using workmen skilled in their particular trade and trade customs are to be complied with in the employment of the appropriate grade of operative unless otherwise required. | |
| K | **WORK IN OCCUPIED PREMISES**<br>The Contractor shall make due allowance in his prices and programme for the fact that elements of the Works are to be executed in and adjacent to existing occupied buildings and structures, and the Contractor shall take this into account when pricing the items. No claim will be accepted for the Contractor's failure to ascertain site specific conditions in advance of work commencing. | |
| L | **SITE WELFARE**<br>On site w.c.'s will be made available for the contractors use. These are to be determined at the pre-start meeting. | |
| M | **SITE RULES**<br>A copy of the building specific site rules are enclosed with the specification. The contractor shall make due allowance in his prices and program to comply with the requirements of the site rules. No claim will be accepted for the contractors failure to take account of the site rules on commencement of the works. | |
| N | **POWER AND WATER**<br>A site water supply will be made available for use by the contractor.<br><br>Site mains electricity supply will be made available for use by the contractor. All power used by the contractor for power tools/temporary lighting etc to be 110V. All 110V transformers, extension cables etc to be provided by the contractor.<br><br>Temporary lighting is to be provided where necessary during the works | |

| REF | ITEM OF WORK / DESCRIPTION | COST (£) |
|---|---|---|
| O | **DEMOLITION**<br>**It is essential that all Risk Assessments/Method Statements are submitted and approved by the BS. prior to any demolition works taking place on site.**<br><br>Prior to carrying out any of the demolition work, it is essential that all the existing electrical and lighting installations are isolated and allow for provision of any temporary lighting/power requirements during the course of the works (where requested).<br>It is essential that the contractor familiarises themselves with the content of the asbestos register (retained in the Customer Service Managers Office). All works should be undertaken with due care and attention to ensure that no suspicious materials are disturbed or damaged. In the event that any suspicious materials are identified, disturbed or damaged, the works should stop immediately and Bruntwood informed directly. | |
| P | **FIRE ALARM ACTIVATION**<br>The contractor should ensure that all automatic fire detection equipment within the vicinity of the project of works is suitably configured in order to reduce the risk of false activation, by either capping off the equipment or isolating the appropriate zone.<br><br>Any temporary arrangements for the fire alarm, warning and evacuation should be covered in the Construction Phase Health and Safety Plan and agreed before hand with the onsite supervisor/building team.<br>A false activation as a result of contractor's bad practice will incur a penalty of £500. | |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| 1.0 | **Electrical Works** | | | | |
| | All electrical installations to be carried out in accordance with BS7671:2001 Amendment No.2. by one of the following approved contractors; | | NOTE | | |
| 1.1 | Supply and install DSSO to kitchen. | 2 | Nr | | £160.00 |
| 1.2 | Supply and install heat detector to new kitchen | 1 | Nr | | £140.00 |
| 1.3 | Fire alarm comissioning | | | | £400.00 |
| 1.4 | Allow to provide and fix new external 3 phase complete with isolator 63amp external power supply for the new Single split system. This system to be fed fro the customers existing DB board. | | item | | £500.00 |
| | Electrical Works | | | to summary £ | £1,200.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | **SPECIFICATION OF WORKS** | | | | |
| **2.0** | **Heating & Mechanical Work** | | | | |
| 2.1 | Supply and install 1No stand alone wall mounted casette unit to comms room within image metrics suite **(MITIE)** | 1 | Nr | | £2,800.00 |
| | **Heating & Mechanical Work** | | | to summary £ | £2,800.00 |

| REF | ITEM OF WORK / DESCRIPTION | QUANTITY | UNIT | RATE | COST (£) |
|---|---|---|---|---|---|
| | SPECIFICATION OF WORKS | | | | |
| 3.0 | Kitchen | | | | |
| 3.1 | Supply and install Glendoven units in white to match the units to the kitchen in the suite image metrics are vacating. | | | | inc |
| | Units as follows:<br>1No 1000mm sink base unit complete with right handed bowl. New sink to be stainless steel. Allow to install single lever mono sink mixer with swivel cast spout. | | | | £475.00 |
| | 4 drawer pack | | | | £160.00 |
| | Integrated fridge | | | | £320.00 |
| | Double wall unit | | | | £190.00 |
| | single wall unit | | | | £105.00 |
| | Allow for plinth | | | | £22.50 |
| | Worktop to be black granite effect. | | | | £120.00 |
| 3.2 | Supply and install cold water feed for both the cold tap and the under sink water heater. Cold water supply to be taken from toilets on 5th floor. Allow to provide Ballofix isolation valves before feed to water heater and before cold feed to tap. No pipework to be surface mounted. | | | | £320.00 |
| 3.3 | Supply and fit 2No. tile high splash back to rear of work top. Splash back to be formed using 150 x 150mm plain white tiles, complete with tile bead to top edge. Tiles to be grouted in white epoxy grout. | | | | £120.00 |
| 3.4 | Supply and install 1No 10 litre capacity undersink water heater and connect to cold water supply and new sink tap. See Electrical section for new fused spur. | | | | £295.00 |
| | | | | to summary £ | £2,127.50 |

DATED 24 December 2008

**BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED**

- and -

**IMAGE METRICS LIMITED**

---

**DEED OF SURRENDER OF PART AND VARIATION**

**relating to**

**Suite 5a, 1 Portland Street,**

**Manchester**

---

Cobbetts LLP
58 Mosley Street
Manchester
M2 3HZ
DX: 14374 Manchester 1
Tel: 0845 404 2404
Fax: 0845 404 2414

LEB/BB2085-1359

**CONTENTS**

**THIS DEED** is made the 24th day of December 2008

**Land Registry**

**Title number:** **LA329368**

**Administrative area:** **Greater Manchester : Manchester**

**BETWEEN:**

(1) **BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED** (incorporated and registered in England and Wales with company number 06023880) whose registered office is at City Tower, Piccadilly, Manchester, Lancashire M1 4BD (the **"Supplier"**); and

(2) **IMAGE METRICS LIMITED** (incorporated and registered in England and Wales with company number 04098216) whose registered office is at 2nd Floor, Park Gate, 25 Milton Park, Oxford, Oxton OX14 4SH (the **"Customer"**).

**BACKGROUND**

1 This deed is supplemental to the Lease.

2 The Supplier is entitled to the immediate reversion to the Lease.

3 The residue of the term granted by the Lease is vested in the Customer.

4 The Supplier and the Customer have agreed to enter into this deed.

**AGREED TERMS**

**1 DEFINITIONS AND INTERPRETATION**

1.1 The definitions and rules of interpretation set out in this Clause apply to this deed.

**"Lease"** a lease of the Property dated 13 December 2006 and made between Bruntwood 2000 First Properties Limited (1) and the Customer (2), and all documents supplemental or collateral to that lease.

**"Plan"** the plan annexed to this deed.

**"Property"** Suite 5a, 1 Portland Street, Manchester as more particularly described in and demised by the Lease.

**"Retained Property"** the Property other than the Surrendered Property shown edged red on Plan A.

**"Surrendered Property"** the part of the Property shown edged red on Plan B.

**"Surrender Fee"** the sum of £42,000 (excluding VAT) payable by the Customer to the Supplier.

# 1 Portland Street - Fifth Floor Split

PLAN A


London Road
Portland Street
RGB
NIGEL LYNNE
TRAVEL TRADE
IMAGE METRICS
N

| | |
|---|---|
| Rev | Description | 
| Date | Drwn |

Scheme
No.1 Portland Street

Client
bruntwood
Bruntwood Limited

| | | | |
|---|---|---|---|
| Date | 16-12-08 | Scale | 1:250 @ A4 |
| Drawn | WA | Revision | |
| Job No | | Drwg No | |

Title
Lease Plan-Image Metrics

PLAN B.

# 1 Portland Street - Fifth Floor Split



London Road
Portland Street
SHILLINGTON COLLEGE
IMAGE METRICS
N

| Rev | Description | Date | Drn |
|---|---|---|---|

Scheme
No. 1 Portland Street

Client
bruntwood
Bruntwood Limited

| | | | |
|---|---|---|---|
| Date | 16-12-08 | Scale | 1:250 @ A4 |
| Drawn | WA | Revision | |
| Job No | | Drwg No | |

Title
Lease Plan-Shillington College

**"VAT"** value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1.2 References to the **"Supplier"** include a reference to the person entitled for the time being to the immediate reversion to the Lease.

1.3 The expressions **"landlord covenant"** and **"tenant covenant"** each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.4 A **"working day"** is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in all or part of England and Wales.

1.5 A **"person"** includes a corporate or unincorporated body.

1.6 Except where a contrary intention appears, a reference to a Clause is a reference to a Clause of this deed.

1.7 Clause headings do not affect the interpretation of this deed.

1.8 Words in the singular shall include the plural and vice versa.

1.9 A reference to one gender shall include a reference to the other genders.

1.10 A reference to any party shall include that party's personal representatives, successors or permitted assigns.

1.11 A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts; provided that, as between the parties, no such amendment or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.12 A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.13 A reference to **"writing"** or **"written"** does not include faxes or e-mail.

1.14 A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of the provisions of this agreement) at any time.

1.15 Any phrase introduced by the terms **"including"**, **"include"**, **"in particular"** or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

## 2 SURRENDER

2.1 In consideration of:

2.1.1 the Surrender Fee paid by the Customer to the Supplier; and

2.1.2 the release by the Supplier pursuant to Clause 3;

the Customer surrenders and yields up to the Supplier, with full title guarantee, all its estate, interest and rights in the Surrendered Property and the Supplier accepts the surrender.

2.2 To the extent that the residue of the term of years granted by the Lease relates to the Surrendered Property such residue shall merge and be extinguished in the reversion immediately expectant on the termination of the Lease.

3 **RELEASE OF THE CUSTOMER**

In relation to the Surrendered Property only the Supplier releases the Customer from all the tenant covenants of the Lease whether past, present or future and all damages, actions, proceedings, costs, claims, demands, expenses, arising from such tenant covenants and releases the Customer from all liability for any subsisting breach of any of them.

4 **RELEASE OF THE SUPPLIER**

In relation to the Surrendered Property only the Customer releases the Supplier and its predecessors in title to the immediate reversion to the Lease from all the landlord covenants of the Lease whether past, present or future and all damages, actions, proceedings, costs, claims, demands, expenses, arising from such landlord covenants and releases the Supplier from all liability for any subsisting breach of any of them.

5 **PAYMENTS**

5.1 On the date of this Deed, the Customer shall pay the Supplier the Surrender Fee by way of liquidated damages, as compensation for the breach by the Customer of:

5.1.1 its covenants in the Lease relating to the state and condition of the Surrendered Property; and

5.1.2 other breaches of the covenants and obligations given by the Customer under the Lease relating to the Surrendered Property only.

5.2 The Customer shall pay to the Supplier any underpayment in respect of the service charge reconciliation carried out at the end of the Supplier's current service charge year up to the date of this Deed in relation to the Surrendered Property.

5.3 Any over payment in respect of the service charge reconciliation carried out at the end of the Supplier's service charge year shall be held on account by the Supplier and applied towards future payments of service charge payable by the Customer.

6 **CONSEQUENTIAL VARIATION PROVISIONS**

The Supplier and the Customer agree that with effect from the date of this deed:

6.1 the yearly rent reserved by the Lease shall be reduced to £51,590 per annum exclusive of VAT, payable at the time and in the manner specified and subject to review as provided in the Lease, and shall from the date of this deed be payable and issued out of the Retained Property alone, and that the covenants, conditions and other provisions contained in the Lease shall continue to apply in full force and effect to the Retained Property as they originally applied to the Property; Cobbetts LLP.

6.2 the service charge cap under clause 6.7 of the Lease shall be reduced to £12,897.72; plus £8250 plus VAT in respect of car parking and

6.3 every reference in the Lease to the Premises shall from the date of this deed be read and construed as a reference to the Retained Property.

## 7 VARIATION TO LEASE

7.1 From and including the date of this deed, the Lease shall be read and construed as varied by the provisions set out in the Schedule.

7.2 The Lease shall remain fully effective as varied by this deed and the terms of the Lease shall have effect as though the provisions contained in this deed had been contained in the Lease with effect from the date of this deed.

7.3 The Customer covenants to observe and perform the tenant covenants in the Lease as varied by this deed.

7.4 The Customer agrees to apply to the Chief Land Registrar as soon as reasonably possible following the date of this deed to make the necessary entries on the register of title number LA329368 in order to give effect to the variation contained in this deed and agrees to supply to the Supplier official copies of his title.

7.5 Promptly following completion of this deed both the Supplier and the Customer shall each endorse a memorandum of variation upon the Lease and its counterpart in the following terms:

"This Lease has been varied by a Deed of Surrender of Part and Variation dated 24 December ~~[DATE]~~ 2008 and made between Bruntwood 2000 Alpha Portfolio Limited (1) and the Customer (2)".

## 8 DOCUMENTS AND HM LAND REGISTRY REQUIREMENTS

8.1 On the date of this deed the Customer shall:

8.1.1 deliver to the Supplier:

8.1.1.1 a certified copy of the memorandum endorsed on the Lease confirming the surrender of the Surrendered Property by this deed;

8.1.1.2 the original part of this deed; and

8.1.1.3 any other documents in the Customer's possession or under its control that may be needed by the Land Registry in connection with an application by the Supplier to cancel notice of the Lease registered against title number LA329368 insofar as it relates to the Surrendered Property;

8.1.2 pay to the Supplier £60, the fees due to the Land Registry for the application for:

8.1.2.1 any notice of the Lease to be cancelled so far as it relates to the Surrendered Property; and

8.1.2.2 the registration of any easements or rights granted by or over, or reserved out of, the Lease to be cancelled so far as such easements or rights relate to the Surrendered Property.

8.2 The Customer shall, within 10 working days of any written request from the Supplier, supply the Supplier with all documents and information required in connection with any requisition raised by the Land Registry on the application referred to in Clause 8.1.

## 9 LIABILITY

If the Supplier or the Customer is more than one person, then in each case those persons will be jointly and severally liable for their respective obligations arising by virtue of this deed. The Supplier may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

## 10 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this deed will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

## THE SCHEDULE

### Variations to the Lease

1 **ADDITION OF NEW DEFINITION**

The following shall be added to the Lease as a new definition in Clause 1.1:

"**Agreement to Surrender** an agreement to surrender dated [*to be inserted prior to completion*] 2008 and made between Bruntwood 2000 Alpha Portfolio Limited (1) and the Customer (2)"

2 **REPLACEMENT OF EXISTING CLAUSES**

Clause 7.3.2 of the Lease shall be deleted and replaced by the following clause:

"Unless otherwise required by the Supplier the Customer shall at the end of the Term remove any alterations or additions made to the Premises including:

7.3.2.1 any made by the Supplier prior to the grant of this Lease pursuant to an obligation contained in an agreement for lease between the Supplier and Customer; and

7.3.2.2 the Image Metrics Works (as defined in the Agreement to Surrender) carried out by the Supplier to the Premises pursuant to the Agreement to Surrender

and make good any damage caused by that removal to the reasonable satisfaction of the Supplier and shall reinstate the Premises to their original layout and condition.

**SIGNED** (but not delivered until the date hereof) as a **DEED** by **BRUNTWOOD 2000 ALPHA PORTFOLIO LIMITED** acting by a director and a director/secretary

DIRECTOR

Signature: ..............................................................

Name (in block capitals) ......A. BONGARWORTH..............................

SECRETARY/DIRECTOR

Signature: ..............................................................

Name (in block capitals) ......KEVIN CROTTY.............................

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

**and**

**IMAGE METRICS LIMITED**

13th December 2006

**AGREEMENT FOR LEASE**

**Relating to Suite 5a 1 Portland Street Manchester**

DATED 13th December 2006

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

- and -

**IMAGE METRICS LIMITED**

---

**AGREEMENT FOR LEASE**
Relating To
Suite 5a
1 Portland Street
Manchester

---

Cobbetts LLP
Ship Canal House
King Street
Manchester
M2 4WB
DX: 14374 Manchester 1
Tel: 0845 404 2404
Fax: 0845 404 2414
HZSS/JLB.BB2085.1093

**CONTENTS**

**THIS AGREEMENT** is dated 13th day of December 2006

**PARTIES**

(1) **BRUNTWOOD 2000 FIRST PROPERTIES LIMITED** incorporated and registered in England and Wales with company number 3873731 whose registered office is at City Tower Piccadilly Plaza Manchester M1 4BD (the "**Supplier**").

(2) **IMAGE METRICS LIMITED** incorporated and registered in England and Wales with company number 4098216 whose registered office is at 2nd Floor, Park Gate, 25 Milton Park, Oxford, Oxon, OX14 4SH (the "**Customer**").

**BACKGROUND**

1 The Supplier owns the freehold of the building of which the Premises forms part at 1 Portland Street, Manchester and has agreed to grant the Customer a lease of the premises on the terms contained in this agreement.

2 The grant of the Lease is subject to the Supplier carrying out Works as described below.

**AGREED TERMS**

1 **INTERPRETATION**

1.1 The following definitions in this Clause have the following meanings in this Agreement.

1.1.1 "**Building**" means the building known as 1 Portland Street, Manchester

1.1.2 "**Completion Date**": means five working days after the Certificate of Practical Completion

1.1.3 "**Certificate of Practical Completion**" means the a statement issued by the Supplier as certifying the Works have been completed

1.1.4 "**Contract Rate**": interest at 4% over the base lending rate from time to time of The Royal Bank of Scotland plc

1.1.5 "**Customer's Contribution**" means the sum of £4,500 plus VAT

1.1.6 "**Customer's Conveyancer**": Sheridan's Solicitors, Whittington House, Alfred House, London, WC1F 7EA (Ref: 121).

1.1.7 "**Date of Practical Completion**" means the date of Practical Completion of the Works stipulated in the Certificate of Practical Completion

1.1.8 "**Lease**": the lease in the form of the draft annexed to this agreement.

1.1.9 "**Part 1 Conditions**": Part 1 of the Standard Commercial Premises Conditions (Second Edition) and **Condition** means any one of them.

1.1.10 **"Part 2 Conditions":** Part 2 of the Standard Commercial Premises Conditions (Second Edition).

1.1.11 **"Practical Completion"** means the practical completion of the Works

1.1.12 **"Premises":** the premises known as Suite 5a, 1 Portland Street, Manchester forming part as more particularly defined in the Lease.

1.1.13 **"Rent":** the initial rent of £122,848 per annum (subject to review) exclusive of VAT.

1.1.14 **"Rent Commencement Date":** ~~the Completion Date~~. 1 December 2006

1.1.15 **"Supplier's Conveyancer":** Cobbetts of Ship Canal House, King Street, Manchester, M2 4WB (Ref: HZSS.BB2085 1093)

1.1.16 **"Term":** six years beginning on the Term Commencement Date

1.1.17 **"Term Commencement Date":** means ~~the Completion Date~~. 1 December 2006.

1.1.18 **"VAT":** value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1.1.19 "**Works**" means the Works which are to be carried out at the Premises in accordance with the terms of this Agreement and which are briefly described in the specification and plans annexed at Appendix 1

1.1.20 **The** rules of interpretation in this Clause apply in this agreement.

1.1.21 **Clause** and Schedule headings do not affect the interpretation of this agreement.

1.1.22 Except where a contrary intention appears, a reference to a Clause or a Schedule is a reference to a Clause of, or **Schedule** to this agreement.

1.1.23 Unless otherwise specified, a reference to a law is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.1.24 A **person** includes a corporate or unincorporated body.

1.1.25 **Writing** or **written** includes faxes but not e-mail.

1.1.26 Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.1.27 **Supplier** includes the Supplier's successors in title and any other person who is or becomes entitled to the reversion (whether immediate or not) expectant on the term to be created by the Lease

1.1.28 **Customer** does not include the Customer's successors in title for the purposes of this Agreement.

## 2 AGREEMENT FOR LEASE

2.1 In consideration of the Customer's obligations under this agreement, the Supplier will grant to the Customer and the Customer will accept from the Supplier the Lease on the terms set out in this agreement. No purchase price or deposit is payable.

2.2 The Customer cannot require the Supplier to grant the Lease to any person other than the Customer.

2.3 The Customer cannot assign, sublet, charge, or otherwise share or part with the benefit of this agreement whether in relation to the whole or any part of the Premises.

## 3 WORKS

3.1 Following the date hereof the Supplier shall carry out the Works to the Premises at its own expense in a good and workmanlike manner with good quality materials

3.2 The Customer shall not impede obstruct or hinder or suffer to be impeded obstructed or hindered the progress of the Works

3.3 The Supplier shall give the Customer not less than five working days prior notice of its intention to issue the Certificate of Practical Completion and the Customer shall be entitled prior to the issue of the Certificate of Practical Completion to make representations to the Supplier who shall not be fettered by any such representations but shall take such representations into account and, if appropriate deal with such representations in determining the issue of the Certificate of Practical Completion

3.4 For the purpose of this Clause, the Works shall be treated as being completed notwithstanding that:

3.4.1 any extra Works which the Supplier may agree in correspondence to carry out at the Customer's expense shall not have been carried out or completed and/or

3.4.2 any other matters of a minor nature may not have been carried out or there may be defects of a minor nature in the Works;

3.5 Provided that the Supplier shall carry out and complete any outstanding Works notified to the Supplier by the Customer in writing within five weeks of the Completion Date for which purposes the Supplier shall be entitled to have access to the Premises during normal office hours at reasonable times and upon reasonable prior notice

## 4 CONDITIONS

4.1 The Part 1 Conditions are incorporated in this agreement, in so far as they:

4.1.1 are applicable to the grant of a lease;

4.1.2 are not inconsistent with the other Clauses in this agreement; and

4.1.3 have not been modified or excluded by any of the other Clauses in this agreement.

4.2 The Part 2 Conditions are not incorporated in this agreement.

4.3 Condition 9.1.1 is varied to read "If any plan or statement in the contract or in written replies which the seller's Conveyancer has given to any written enquiries raised by the buyer's Conveyancer before the date of this contract, is or was misleading or inaccurate due to any error or omission, the remedies available are as follows."

4.4 The following Part 1 Conditions do not apply to this agreement:

4.4.1 Conditions 1.1.4(a), 1.2, 1.3, 1.4 and 1.5;

4.4.2 Condition 2.2;

4.4.3 Conditions 3.1.1, 3.1.2, 3.1.3 and 3.3;

4.4.4 Conditions 6.1, 6.2, 6.3, 6.4.2 and 6.6.2;

4.4.5 Conditions 7.1.2, 7.1.3 and 7.1.4(b);

4.4.6 Condition 9.3; and

4.4.7 Condition s 10.2.4 and 10.3.

4.5 Any references in the Conditions to "**Buyer**" are to be construed references to "**Customer**" and any references to "**Seller**" are to be construed as references to Supplier

4.6 Any references within the Conditions to "Property" are to be construed as referencing to Premises

5 **CONDITION OF THE PREMISES**

5.1 The Customer acknowledges that, prior to the date of this agreement, the Supplier has given the Customer and those authorised by the Customer, the opportunity to inspect, survey and carry out investigations as to the condition of the Premises and the Customer accepts the condition of the Premises subject to the obligation upon the Supplier to carry out the Works as referred to in caluse 3.1.

5.2 No representation or warranty is given by the Supplier that the Premises may lawfully be used for the use permitted by the Lease and the Customer confirms that it has made all necessary enquiries to satisfy itself on this point.

5.3 The Customer will not be entitled to refuse to complete or to delay completion of the grant of the Lease due to any event occurring after the date of this agreement that results in:

5.3.1 any damage to the Building or any part of it; or

5.3.2 any damage to the means of access to the Building; or

5.3.3 any deterioration in the Building's condition.

## 6 VACANT POSSESSION

6.1 The Supplier will give the Customer vacant possession of the Premises on completion of the grant of the Lease.

6.2 The Customer is not entitled to and will not be permitted to take occupation or possession of the Premises or of any part of it prior to completion of the grant of the Lease and this agreement does not operate as a demise.

## 7 DEDUCING TITLE

7.1 The Supplier's freehold title to the Premises has been deduced to the Customer's Conveyancer before the date of this agreement.

7.2 The Customer is deemed to have full knowledge of the Supplier's title and is not entitled to raise any enquiry, objection, enquiry or requisition in relation to it.

## 8 TITLE GUARANTEE

The Supplier will grant the Lease with full title guarantee.

## 9 MATTERS AFFECTING THE PREMISES

9.1 The Supplier will grant the Lease to the Customer free from encumbrances other than:

9.1.1 any matters, other than financial charges, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 11 April 2006 at 09:18:33 official copy under title number LA329368

9.1.2 all matters contained or referred to in the Lease;

9.1.3 any matters discoverable by inspection of the Premises before the date of this agreement;

9.1.4 any matters which the Supplier does not and could not reasonably know about;

9.1.5 any matters, other than financial charges, disclosed or which would have been disclosed by the searches and enquiries that a prudent Customer would have made before entering into this agreement;

9.1.6 public requirements;

9.1.7 any matters which are unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002

unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002;

9.2 The Customer is deemed to have full knowledge of the matters referred to in Clause 9.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them.

10 **VAT**

10.1 Each amount stated to be payable by the Customer to the Supplier under or pursuant to this agreement is exclusive of VAT (if any).

10.2 If any VAT is chargeable on any supply made by the Supplier under or pursuant to this agreement, the Customer will pay the Supplier an amount equal to that VAT as additional consideration on completion.

11 **COMPLETION**

11.1 Completion will take place on the Completion Date.

11.2 At any time on or after the Completion Date either the Supplier or the Customer being ready and willing to complete the Lease and perform its other obligations under this agreement may (but without prejudice to any other available right or remedy) by notice to the other invoke the provisions of Clause 11.3

11.3 Within ten working days after service of such notice (excluding the day of service) the Lease shall be completed and the parties shall perform their other obligations under this agreement and time shall be of the essence of this provision PROVIDED THAT if the Lease shall not be completed after service of such notice the Supplier shall be entitled by way of liquidated damages from the Customer to the cost of the Works in addition to any other sums to which the Supplier may be entitled

11.4 On completion, the Customer will pay to the Supplier the Rent due for the period from the Rent Commencement Date to the day before the next rent payment day (as provided for in the Lease

11.5 On completion, the Customer will pay to the Supplier in addition to the Rent, apportioned sums of Insurance Rent (as defined by the Lease) from the Term Commencement Date to the day preceeding the policy renewal date and Service Charge (as defined by the Lease) from the Term Commencement Date to the day preceding the next quarter day

11.6 On completion the Customer will pay to the supplier the Customer's Contribution

11.7 The Customer's Option to Determine within the Lease shall be 3 years from the Term Commencement Date

11.8 The Rent Review Date as defined in the Lease shall be 5 years from the Term Commencement Date

11.9 If completion is delayed due to the Customer's default or the Customer fails to pay any sum due under this agreement in full on completion, the Customer will pay interest in addition to damages for losses incurred by the Supplier as a result of the delayed completion. The interest will be payable at the Contract Rate on any unpaid amount for the period from the Completion Date to the date of actual payment.

11.10 On completion, the Supplier will hand over to the Customer forms EX1 and EX1A together with an edited certified copy of the Lease. The Customer undertakes to procure that these documents are forwarded to the Land Registry simultaneously with its own application for noting of the Lease.

11.11 On completion the Supplier and Customer shall enter into the Licence to Alter in the form annexed hereto in relation to the fit-out works proposed by the Customer

## 12 ENTIRE AGREEMENT

12.1 This agreement and the documents annexed to it constitute the entire agreement and understanding of the parties and supersede any previous agreement between them relating to the subject matter of this agreement.

12.2 The Customer acknowledges and agrees that in entering into this agreement, it does not rely on and will have no remedy in respect of any statement, representation, warranty, collateral agreement or other assurance (whether made negligently or innocently) of any person (whether party to this agreement or not) other than:

12.2.1 as expressly set out in this agreement or the documents annexed to it; or

12.2.2 in any written replies which the Supplier's Conveyancer has given in any correspondence of to any written enquiries raised by the Customer's Conveyancer before the date of this agreement.

Nothing in this Clause will, however, operate to limit or exclude any liability for fraud.

## 13 JOINT AND SEVERAL LIABILITY

Where the Customer is more than one person, their obligations are joint and several and the Supplier may release or compromise the liability of any of those persons under this agreement or grant time or other indulgence without affecting the liability of any one of them.

## 14 NOTICES

14.1 Any notice given under this agreement must be in writing and signed by or on behalf of the party giving it.

14.2 Any notice or document to be given or delivered under this agreement must be given by delivering it personally or sending it by pre-paid first class post or recorded delivery (where receipt of the original is not essential) to the address and for the attention of the relevant party as follows:

14.2.1 to the Supplier at:
City Tower , Piccadilly Plaza, Manchester, M1 4BD
Fax No: 0161 237 1779
marked for the attention of Neal Biddle.

or at the Supplier's Conveyancer, quoting the reference HZSS.BB2085.1093.

14.2.2 to the Customer at:
21 Castle Street, Castlefield, Manchester
marked for the attention of Peter Carew
or at the Customer's Conveyancer, quoting the reference 121/Image Metrics

14.3 Giving or delivering a notice or a document to a party's Conveyancer has the same effect as giving or delivering it to that party.

14.4 Any such notice will be deemed to have been received:

14.4.1 if delivered personally, at the time of delivery provided that:

14.4.1.1 if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day; and

14.4.1.2 if delivery occurs after 5.00 pm on a working day, or at any time on a day that is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day.

14.4.2 in the case of pre-paid first class or recorded delivery post, at 9.00 am on the second working day after posting.

14.4.3 in the case of fax, at the time of transmission.

14.5 In proving service, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class or recorded delivery letter or that the fax message was properly addressed and transmitted, as the case may be.

14.6 A notice given or document delivered under this agreement will not be validly given or delivered if sent by e-mail.

## 15 RIGHTS OF THIRD PARTIES

A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

## 16 GOVERNING LAW AND JURISDICTION

16.1 This agreement will be governed by and construed in accordance with the law of England and Wales.

16.2 Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this agreement or the legal relationships established by this agreement.

16.3 Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this agreement being served on it in accordance with the provisions of this agreement relating to service of notices. Nothing contained in this agreement will affect the right to serve process in any other manner permitted by law.

This agreement has been entered into on the date stated at the beginning of it.


Ceiling Layout (1:100)
Floor Layout (1:100)

## SUMMARY

| | |
|---|---|
| **DATE:** | day of 2006 |
| **SUPPLIER:** | **BRUNTWOOD 2000 FIRST PROPERTIES LIMITED (CRN 3873731)** |
| Registered Office: | City Tower, Piccadilly Plaza, Manchester M1 4BD |
| **CUSTOMER:** | **IMAGE METRICS LIMITED (CRN 04098216)** |
| Registered Office: | Second Floor, Park Gate, 25 Milton Park, Oxford, Oxon, OX14 4SH |
| **PREMISES:** | Suite 5a as shown edged red on Plan A |
| **BUILDING:** | 1 Portland Street, Manchester |
| **TERM GRANTED:** | 6 years from and including the date hereof |

**RENT:**

| Months | Rent (£ per annum exclusive/ subject to review) (of which £8,250 relates to three car parking spaces |
|---|---|
| 0 – 3.5 | 8,250 |
| 3.6 – 60 | 122,848 |

| | |
|---|---|
| **RENT COMMENCEMENT DATE:** | The date hereof |
| **RENT REVIEW DATES:** | The fifth anniversary of the date hereof |
| **PERMITTED USE:** | Offices |

## CONTENTS

## INDEX: DEFINITIONS AND INTERPRETATION

1

1.1 **Definitions**

In this Lease the following definitions apply:

**Base Rate** the base rate from time to time of The Royal Bank of Scotland Plc;

**Building** 1 Portland Street Manchester shown for identification only edged blue on Plan B and all Service Media on over or under such land and Service Media outside such land but exclusively serving it (excluding in both cases any Service Media which are not owned by the Supplier);

**Common Parts** those parts of the Building designated and allocated for the time being by the Supplier for the common use and benefit of the tenants of the Units and their licencees and for persons using or visiting the Building including the entrances lobbies halls stairways landings corridors lifts lavatories kitchens refuse areas internal external fire escapes circulation areas other internal areas of the Building other than the Premises or the Units and the pedestrian ways forecourts roadways car parks landscaped areas and other external areas of the Building;

**Customer** the second named party on this deed and its successors in title;

**Electricity Charge** the cost of electricity and the supply thereof to the Premises together with the Suppliers reasonable handling charge.

**Excluded Risks** any risk against which the Supplier does not insure because insurance cover for that risk is either not ordinarily available in the London insurance market or is available there only at a premium or subject to conditions which in the Supplier's discretion (acting reasonably) are unacceptable;

**Group** a group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

**Guarantor** any person who has entered into a guarantee or an authorised guarantee agreement pursuant to this Lease and their respective successors in title;

**Insurance Rent**

1 a fair and proper proportion of the total premium payable for the Building of the cost to the Supplier (before any commission) for insuring the Building against the Insured Risks for its full reinstatement cost including the costs of demolition and site clearance temporary works compliance with local authority requirements in connection with any works of repair or reinstatement architects surveyors and other professional fees and other incidental expenses and in each case with due allowance for inflation and VAT and insuring against public liability of the Supplier in connection with any matter relating to the Building or the occupation or use of the Building; and

2 the premium payable by the Supplier (before any commission) for insuring against loss of the Rent and Service Charge (having regard to the provisions for the review of the Rent) for a period of three years or such longer period as the Supplier reasonably considers appropriate;

**Insured Risks**

1 fire explosion lightning and earthquake;

2 flood storm bursting or overflowing of water tanks pipes or other water or heating apparatus;

3 impact aircraft (other than hostile aircraft) and things dropped from such aircraft;

4 riot civil commotion and malicious damage;

5 Terrorist Activity; and

6 such other usual and customary risks as the Supplier may from time to time insure against but to the extent that any risk is for the time being an Excluded Risk it will not to that extent and for that time be an Insured Risk;

**Interest Rate** 4% over the Base Rate

**Lease** this deed as varied or supplemented by any Supplemental Document;

**Permitted Hours** the hours between 8 o'clock in the morning and 6 o'clock in the afternoon every weekday (except in each case the usual public holidays)

**Permitted Part** such proportion of the Premises as shall be approved by the Supplier (approval not to be unreasonably withheld or delayed) Provided That any Permitted Part shall comply with the requirements of the fire officer and building regulation requirements in relation to the manner of any sub-division

**Permitted Use** Offices within Use Class B1 of the Schedule of the Town and Country (Use Classes) Order 1987;

**Plan A and Plan B** the plans annexed to this deed and marked Plan A and Plan B;

**Planning Acts** the Town and Country Planning Act 1990 the Planning (Listed Building and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991;

**Premises** Suite 5A of the Building as shown for identification only edged red on Plan A bounded by and including:

1 the interior plaster and other finishes of the external walls of such premises (but excluding any other part of such walls)

2 the inner half of the non-load bearing internal walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

3 the interior plaster and other finishes of the internal load-bearing walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

4 the flooring raised floors floor screeds and any voids beneath them down to (but excluding) the joists slabs or other structures supporting such flooring;

5 the ceiling finishes and any suspended or false ceilings and any voids between the ceiling and any suspended or false ceiling (but excluding any other part of the ceilings);

6 the whole of any non-load-bearing walls columns and partitions within such premises;

7 the interior plaster and other finishes of load-bearing walls and columns within such premises (excluding any other part of such walls and columns);

# 1 Portland Street


5,300 Sq.ft.

| | |
|---|---|
| Date 28.04.06 | Scale 1:200 @ A3 |
| Drawn AW | Revision |
| Job No. | Drwg No. |

Title
1 Portland Street

PLAN 4

Plan J

# 1 Portland Street



Bank
LEVER STREET
BACK PICCADILLY
CAVELL STREET
PH
Wellington's Statue
Posts
TCB
LB
Portland Hotel
Portland Hotel
Post
HOPE STREET
HOPE STREET
Car Park
PICCADILLY
MANGLE STREET
AYTOUN STREET
Grand Hotel
Grand Hotel
CHATHAM STREET
GORE STREET
ESS
1 to 56
Mercury Buildings
Roby Court
Aytoun Court
ROBY STREET
Malmaison Hotel

Ordnance Survey

8 the doors and windows and door and window frames and fittings at such premises and the glass within such doors and windows

9 Supplier's fixtures from time to time within such premises but if those fixtures are Service Media then only if they fall within paragraph 10 below together with all carpets and floor coverings provided by the Supplier (and the carpets and floor coverings renewing those so provided);

10 Service Media within and exclusively serving such premises and which are owned by the Supplier (but excluding any other Service Media);

**Quarter Days** 25 March 24 June 29 September and 25 December in each year;

**Rent** the rent referred to in the Summary as reviewed under this Lease or any interim rent payable under the Landlord and Tenant Act 1954;

**Rent Commencement Date** The date hereof

**Review Date** The fifth anniversary of the date hereof and any other date when the Rent may be reviewed under this Lease;

**Service Charge** a fair proportion of the total cost of the Services in relation to the relevant Service Charge Year (as those terms are defined in Clause 6.1);

**Service Charge Balance** the shortfall if any between the Service Charge Budget and the Service Charge;

**Service Charge Budget** the same fair proportion of the amount which the Supplier or the Supplier's Surveyor or its accountant reasonably estimates will be the total cost of the Services in any Service Charge Year (as those terms are defined in Clauses 6.1);

**Service Media** conduits and equipment used for the reception generation passage and/or storage of Utilities and all fire alarms smoke detectors sprinklers dry risers security cameras and closed circuit television apparatus;

**Structural Parts** all parts of the Building other than the Common Parts the Units and the Premises;

**Supplemental Document** any deed agreement licence memorandum or other document which is supplemental to this deed;

**Supplier** the first named party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of this Lease;

**Supplier's Surveyor** a chartered surveyor appointed by the Supplier who may be an individual or a firm or company of chartered surveyors or an employee of the Supplier or a Company which is in the same Group as the Supplier;

**Surveyor** an independent chartered surveyor surveyor being a member of the Royal Institution of Chartered Surveyors appointed jointly by the Supplier and the Customer or if they do not agree on the identity of such surveyor by the President of the Royal Institution of Chartered Surveyors (or any other officer authorised to carry out that function) on the application of either the Supplier or the Customer in accordance with this Lease;

**Term** a term of 6 years from and including the date hereof and the period of any continuation of the tenancy granted by this deed;

**Terrorist Activity** any act of any person or persons acting solely or on behalf of or in connection with any organisation (including any association or combination of persons) which carries out activities directed towards:

1 The overthrowing of or influence by force or violence of Her Majesty's Government in the United Kingdom or any other government de jure or de facto

2 The intimidation or persecution of by targeting force or violence against any section of the community or a class of persons

**Units** the parts of the Building (other than the Premises) which are intended for letting or which are let;

**Utilities** electricity gas water foul water and surface drainage heating ventilation and air conditioning smoke and fumes signals telecommunications satellite and data communications and all other utilities;

**VAT** value added tax payable by virtue of the Value Added Tax Act 1994;

**Working Day** any day (other than Saturday) on which banks are usually open for business in England and Wales

## 2 INTERPRETATION

2.1 In this Lease:

2.1.1 the table of contents and Clause headings are for reference only and do not affect its construction:

2.1.2 the words **include** and **including** are deemed to be followed by the words **without limitation**:

2.1.3 general words introduced by the word other do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts things or matters and

2.1.4 obligations owed by or to more than one person are owed by or to them jointly and severally

2.2 In this Lease unless otherwise specified:

2.2.1 a reference to legislation is a reference to all legislation having effect in the United Kingdom at any time during the Term including directives decisions and regulations of the Council or Commission of the European Union Acts of Parliament orders regulations consents licences notices and bye-laws made or granted under any Act of Parliament or directive decision or regulation of the Council or Commission of the European Union or made or granted by a local authority or by a court of competent jurisdiction and any approved Codes of Practice issued by a statutory body;

2.2.2 a reference to particular legislation is a reference to that legislation as amended consolidated or re-enacted from time to time;

2.2.3 a reference to a person includes an individual corporation company firm partnership or government body or agency whether or not legally capable of holding land; and

2.2.4 a reference to a Clause is a reference to a Clause or sub-Clause of this Lease

2.3 In this Lease:

2.3.1 an obligation of the Customer not to do something includes an obligation not to cause or allow that thing to be done;

2.3.2 a reference to any act or to any act or omission of the Customer includes any act or any act or omission of any other person at the Premises or the Building with the Customer's express or implied authority;

2.3.3 a reference to the consent or approval of the Supplier means the prior consent in writing of the Supplier signed by or on behalf of the Supplier;

2.3.4 where a matter in this Lease is subject to the consent or approval of the Supplier it is also where required subject to (if required) the written consent of any superior landlord or mortgagee of the Supplier;

2.3.5 references to any adjoining property of the Supplier include any property adjoining or near the Building owned leased or occupied by the Supplier of a company within the same group as the Supplier from time to time;

2.3.6 references to the end of the Term are to the end of the Term whether before at or after the end of the term of years granted by this Lease;

2.3.7 references to a fair proportion of any sum are to the whole or a proportion of that sum which is fair and reasonable in the circumstances as determined by the Supplier's Surveyor (acting as an expert) whose decision shall be final and binding (save for any manifest error or fraud) and where there are different elements to that sum a different proportion for each element may be determined on this basis;

2.3.8 the perpetuity period is eighty years from the date of this Lease;

2.3.9 where a sum is expressed to be payable on demand it will become payable unless otherwise specified 10 working days after the demand has been made; and

2.3.10 unless otherwise specified references to the Premises and the Building include any part of the Premises or the Building

**DATE** day of 2006

**PARTIES**

(1) **BRUNTWOOD 2000 FIRST PROPERTIES LIMITED** (incorporated and registered in England and Wales under company number 3873731) the registered office of which is at City Tower, Piccadilly Plaza, Manchester M1 4BD(the "**Supplier**"); and

(2) **IMAGE METRICS LIMITED** (incorporated and registered in England and Wales under company number 04098216 ) the registered office of which is at Second Floor, Park Gate, 25 Milton Park, Oxford, Oxon, OX14 4SH

**IT IS AGREED AS FOLLOWS**

## 1 GRANT AND TERM

The Supplier leases the Premises to the Customer for the Term the Customer paying the following sums which are reserved as rent: the Rent the Service Charge Budget the Insurance Rent the Service Charge Balance and any VAT payable on those sums and any interest due under this Lease

## 2 PAYMENTS OF RENT

### 2.1 Customer 's obligation to pay rent

The Customer agrees with the Supplier to pay:

2.1.1 the Rent and any VAT payable on that sum in four equal instalments in advance on the Quarter Days;

2.1.2 the Service Charge Budget and any VAT payable on that sum in four equal instalments in advance on the Quarter Days;

2.1.3 the Insurance Rent on demand;

2.1.4 the Service Charge Balance and any VAT on it on demand; and

2.1.5 interest in accordance with Clause 4.7

2.1.6 the Electricity Charge

### 2.2 First payment of the Service Charge Budget

The first instalment of the Service Charge Budget and any VAT due on it is to be made on the date of this Lease and is to be a proportionate amount calculated on a daily basis for the period from and including the date hereof until the next Quarter Day

2.3 **Rent Commencement Date**

The first payment of the Rent shall be made on the date of this Lease and shall be the Rent for the period from and including the Rent Commencement Date until the next Quarter Day

2.4 **Payment of rents**

If required by the Supplier the Customer shall pay the Rent the Service Charge Budget and any VAT on those sums by bankers standing order to a bank and account of the Supplier in the United Kingdom which the Supplier has notified in writing to the Customer

2.5 **No right of set-off**

The Customer agrees to make all payments of Rent and other sums in full on their due dates without any deduction or set-off

3 **RENT REVIEW**

3.1 **Definitions**

In this Clause the following definition applies:

**Open Market Rent**

The annual rent at which the Premises could reasonably be expected to be let as a whole with vacant possession at the relevant Review Date in the open market:

3.1.1 without a fine or premium;

3.1.2 by a willing landlord to a willing tenant;

3.1.3 which would be payable after the expiry of such rent free or reduced rent period for the purpose of fitting out the Premises as would be negotiated in the open market by the willing landlord and the willing tenant at the Relevant Review Date;

3.1.4 under a lease for a term equivalent to the residue of the Term commencing on and including the Relevant Review Date;

3.1.5 otherwise on the same terms as this Lease except as to the amount of the Rent but including the provisions for review of the Rent;

assuming that;

3.1.6 the Premises are available to be let with vacant possession;

3.1.7 the Premises and the Building are in good and substantial repair and condition and if damaged or destroyed that they have been reinstated;

3.1.8 the Premises are fit and are ready for immediate occupation and use by the willing tenant;

3.1.9 the Customer has fully complied with its obligations in this Lease;

3.1.10 no work has been carried out on the Premises by the Customer or any undertenant or their predecessors in title or on any other part of the Building or any adjoining property of the Supplier before or during the Term which would lessen the rental value of the Premises

3.1.11 the Customer makes only taxable supplies for VAT purposes and can recover VAT on supplies to it in full

but disregarding:

3.1.12 any occupation of the Premises by the Customer or any authorised undertenant or their respective predecessors in title;

3.1.13 any goodwill attached to the Premises by reason of the Customer or any authorised undertenant or their respective predecessors in title carrying on any business at the Premises;

3.1.14 any improvements (including improvements which form part of the Premises at the Relevant Review Date) carried out by the Customer or any authorised undertenant or their predecessors in title before or during the Term with the consent (if required) of the Supplier at the cost of the Customer or authorised undertenant and not pursuant to an obligation owed by the Customer or authorised undertenant to the Supplier or its predecessors in title (except obligations requiring compliance with statute);

3.1.15 any legislation which imposes a restraint upon agreeing or receiving an increase in the Rent;

3.2 **Determination of revised Rent by agreement**

3.2.1 The Rent will be reviewed at the Relevant Review Date and from each Relevant Review Date the Rent will be the higher of the Rent reserved on the day immediately before the Relevant Review Date and the Open Market Rent at the Relevant Review Date

3.2.2 The Supplier and the Customer may agree the level of the Open Market Rent at any time before the Surveyor has determined it

3.2.3 The Supplier and the Customer may agree that taking into account the Open Market Rent at the Relevant Review Date the revised Rent reserved from the Relevant Review Date will be formulated in terms which provide for different amounts to be paid with effect from different dates on or after the Relevant Review Date

3.2.4 If the Supplier and the Customer have not agreed the Open Market Rent three months before the Relevant Review Date either may require it to be determined by a Surveyor

3.3 **Determination of revised Rent in absence of agreement**

3.3.1 If the Surveyor dies or gives up the appointment or fails to act in accordance with this Clause 3 or it becomes apparent that the Surveyor is or will become unable so to act the Supplier and the Customer may make a further appointment of or application for a substitute Surveyor

3.3.2 The review of the Rent will be referred to arbitration with the Surveyor acting as the arbitrator

3.4 **Rent pending review**

3.4.1 If the revised Rent has not been agreed or determined before the Relevant Review Date then the Rent shall continue to be payable at the rate payable immediately before the Relevant Review Date

3.4.2 On the Quarter Day after the revised Rent has been agreed or determined the shortfall if any between the Rent paid and the revised Rent for the period from the Relevant Review Date until that Quarter Day will become due together with interest on that shortfall at the Base Rate from the date or dates on which such shortfall became due

3.5 **Legislative restrictions**

If there is any legislation in force at the Relevant Review Date which restricts the Supplier's right to review the Rent in accordance with this Clause or to receive any increase in the Rent following a review then the date on which the legislation is repealed or amended to allow a review of or increase in the Rent

will be a further Review Date and the Supplier will be entitled to require a review of the Rent in accordance with this Clause except that the revised Rent will be the highest of:

3.5.1 the Open Market Rent at that further Review Date;

3.5.2 the Rent reserved immediately before that further Review Date; and

3.5.3 the Rent reserved immediately before the relevant legislative restriction becomes applicable to this Lease

3.6 **Rent review memorandum**

Following the agreement of the revised Rent after the rent review the Supplier the Customer and any Guarantor shall sign a memorandum recording the revised level of the Rent and any agreement made pursuant to Clause 3.2.3. The memorandum will be prepared by the Supplier and each party will bear its own costs

## 4 OTHER FINANCIAL MATTERS

4.1 **Utilities**

The Customer shall pay all charges including connection and hire charges relating to the supply of Utilities to the Premises and will comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises;

4.2 **Common facilities**

The Customer shall pay on demand a fair proportion of any costs incurred or payable by the Supplier in respect of any adjoining or neighbouring land or Service Media outside the Building but used in connection with the Premises and not otherwise recoverable under any of the headings in Clause 2

4.3 **Rates and taxes**

The Customer shall pay and indemnify the Supplier against all present and future rates and assessments of any nature charged on or payable in respect of the Premises whether payable by the landlord owner occupier or tenant or customer of the Premises and whether of a capital or income recurring or non-recurring nature but excluding any payable by the Supplier occasioned by receipt of the rents or by any disposition of dealing with or ownership of any interest reversionary to the interest created by this Lease

4.4 **Payments relating to the Premises and other property**

Where any of the charges payable under Clauses 4.1, 4.2 or 4.3 relate to other property as well as the Premises the amount to be paid by the Customer will be a fair proportion of the whole of the amount charged or payable

4.5 **Supplier's costs**

4.5.1 The Customer shall pay to the Supplier on demand and on an indemnity basis the fees costs and expenses reasonably and properly incurred charged or payable by the Supplier and its advisors or bailiffs in connection with:

4.5.1.1 any steps taken in contemplation of or in relation to any bona fide proceedings under Section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 including the preparation and service of all notices and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

4.5.1.2 preparing and serving bona fideschedules of dilapidations at any time during the Term (or within three months after the end of the Term in respect of dilapidations arising during the Term) and supervising any works undertaken to remedy such dilapidations;

4.5.1.3 recovering (or attempting to recover) any arrears of Rent or other sums due to the Supplier under this Lease including any costs associated with the Supplier's remedies of distress or execution;

4.5.1.4 any reasonable and proper investigations or reports carried out to determine the nature and extent of any breach by the Customer of its obligations in this Lease;

4.5.1.5 any steps reasonably taken to procure that a breach by the Customer of its obligations under this Lease is remedied;

4.5.2 The Customer shall pay to the Supplier on demand all proper and reasonable fees costs and expenses properly and reasonably

incurred by the Supplier and its advisers in connection with any application for a consent of the Supplier (including the preparation of any documents) which is needed by virtue of this Lease whether or not such consent is granted provided that such consent is not unlawfully withheld or delayed contrary to the terms of this Lease

4.6 **VAT**

4.6.1 Where the Customer is to pay the Supplier for any supply made to the Customer by the Supplier the Customer shall also pay any VAT which may be payable in connection with that supply provided always the Supplier shall first supply to the Customer an appropriate and valid VAT invoice addressed to the Customer

4.6.2 Where the Customer is to pay to the Supplier the costs of any supply made to the Supplier the Customer shall also pay the Supplier any VAT payable by the Supplier in connection with that supply except to the extent that the Supplier is able to obtain a credit for the VAT from H M Customs and Excise

4.7 **Interest**

4.7.1 If the Rent is not paid to the Supplier on the due date or if any other sums payable under this Lease to the Supplier are not paid within 10 Working Days of the due date for payment the Customer shall pay interest to the Supplier at the Interest Rate for the period from and including the due date until payment (both before and after any judgment)

4.7.2 If the Supplier reasonably refuses to accept any Rent or other sums due under this Lease when the Customer is or may be in breach of any of its obligations in this Lease so as not to prejudice the Supplier's rights to re-enter the Premises and forfeit this Lease the Customer shall pay interest on such sum to the Supplier at the Interest Rate for the period from and including the date such sum became due until the date the payment is accepted by the Supplier

4.7.3 Interest under this Lease will accrue on a daily and will be payable immediately on demand

4.8 **Exclusion of statutory compensation**

Any statutory right of the Customer or any undertenant to claim compensation from the Supplier or any superior landlord on leaving the Premises is excluded to the extent that the law allows

5 **INSURANCE**

5.1 **Supplier's obligations relating to insurance**

5.1.1 The Supplier shall insure the Building other than any part installed by or on behalf of the Customer or any undertenant and other than any plate glass at the Premises or at any Units against the Insured Risks to its full reinstatement value

5.1.2 The insurance taken out by the Supplier shall be through a reputable agency chosen by the Supplier and subject to any exclusions excesses and conditions as may be usual and customary in the insurance market at the time or required by the insurers or reasonably required by the Supplier

5.1.3 The Supplier shall at the request of the Customer and at no cost to the Customer on one occasion during a 12 month term of the insurance but otherwise on payment by the Customer of a reasonable fee produce details of the terms of the current insurance policy and evidence of the payment of the current premium

5.2 **Customer 's obligations relating to insurance**

The Customer shall:

5.2.1 pay the Insurance Rent in accordance with this Lease;

5.2.2 pay on demand any increase in the insurance premium for any part of the Building or any adjoining property of the Supplier which is attributable to the use of the Premises or anything done or omitted to be done on the Premises by the Customer or any occupier of the Premises;

5.2.3 pay on demand a fair proportion of the costs incurred or payable by the Supplier in connection with the Supplier obtaining any valuation of the Building for insurance purposes as long as such valuation is made at least three years after any previous such valuations;

5.2.4 comply with the requirements of the insurers notified in writing to the Customer relating to the Premises and the rights granted to the Customer by this Lease;

5.2.5 subject to the Customer having prior notice in writing of the terms of the relevant policy not do or omit to do anything which may make any insurance of the Building or of any adjoining property of the Supplier taken out by the Supplier or any superior landlord void or voidable or which would result in an increase in the premiums for such insurance;

5.2.6 give the Supplier immediate written notice of any damage to or destruction of the Premises by an Insured Risk;

5.2.7 pay the Supplier on demand a reasonable and proper proportion (providing the Customer is not at fault) of the amount of any excess required by the insurers in connection with that damage or destruction provided that if such damage or destruction is cuased by any act or omission of the Customer the Customer shall pay the whole of the excess;

5.2.8 pay the Supplier on demand an amount equal to any amount which the insurers refuse to pay following damage or destruction to any part of the Building or any adjoining property of the Supplier by an Insured Risk because of any act or omission of the Customer; and

5.2.9 not take out any insurance of the Premises against the Insured Risks in its own name and other than in respect of any part of the Premises installed by or on behalf of the Customer or any undertenant or any other occupier and other than in respect of any plate glass at the Premises and if the Customer has the benefit of any such insurance the Customer shall hold all money receivable under that insurance upon trust for the Supplier

5.3 **Reinstatement following damage by an Insured Risk**

5.3.1 If the Premises or any part of the Building over which the Customer exercises rights granted by this Lease are damaged or destroyed by an Insured Risk then:

5.3.1.1 unless payment of any insurance monies is refused because of any act or omission of the Customer and the Customer has failed to comply with Clause 5.2.8;

5.3.1.2 subject to the Supplier being able to obtain any necessary consents; and

5.3.1.3 subject to the necessary labour and materials being and remaining available

the Supplier shall use the insurance monies received by the Supplier except monies received for loss of rent in repairing and reinstating:

5.3.1.4 the Premises (other than any part which the Supplier is not obliged to insure);

5.3.1.5 such part of the Building over which the Customer exercises rights granted by this Lease; or

5.3.1.6 in constructing comparable premises as soon as reasonably possible

5.3.2 The Supplier shall use reasonable endeavours to obtain the necessary labour materials and consents to repair or reinstate the Premises but will not be obliged to appeal against any refusal of a consent

5.4 **Suspension of rent following damage by an Insured Risk**

5.4.1 If the whole of the Premises or any part which the Supplier is obliged to insure or the means of access over the Building to the Premises or any Service Media over which the Customer exercises rights granted by this Lease are damaged or destroyed by an Insured Risk so as to make the Premises or any part which the Supplier is obliged to insure unfit for occupation or use the Rent and Service Charge (or a due proportion of them according to the nature and extent of the damage) will be suspended from the date of damage or destruction for a period of three years or if sooner until the Premises or such part have been made fit for occupation and use or the means of access restored or the Service Media over which the rights are exercised are repaired or restored as the case may be

5.4.2 The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective or payment of it has been refused by the insurers because of any act or omission by the Customer

5.4.3 Any dispute relating to this Clause 5.4 will be referred to arbitration

5.4.4 In the event that the rents payable under this Lease are suspended in accordance with this clause 5.4 and provided the Customer or any person deriving title to the Customer or its agents or servants shall not have vitiated any policy of insurance effected in relation to the loss of rents previously paid the Supplier shall as soon as reasonably practicable refund to the Customer an amount equal to the rent previously paid hereunder for the period from the date of destruction or damage giving rise to the suspension of rent to the earlier of:

(a) the quarter day following the date of such destruction or damage: or

(b) the date on which the Premises are again rendered accessible and fit for occupation and use.

5.5 **Customer's option to determine following damage by an Insured Risk**

5.5.1 If the whole or substantially the whole of the Premises is made unfit for occupation or use by damage or destruction caused by an Insured Risk and the Supplier has not completed the necessary works of repair or reinstatement because of circumstances beyond its reasonable control within two years and eleven months of the damage or destruction the Customer may terminate this Lease by giving one month's written notice to the Supplier

5.5.2 The notice must be given within three months after the third anniversary of the damage or destruction

5.5.3 This Lease will terminate on the date specified in the notice but such termination will be without prejudice to any claim which the Supplier or the Customer may have against the other for any earlier breach of their respective obligations in this Lease

5.5.4 The Customer shall remain bound by Clauses 5.2.7 and 5.2.8 after such termination

5.6 **Supplier's Option to determine following damage by an Insured Risk**

If the Building or substantially the whole of the Building is made unfit for occupation or use by an Insured Risk the Supplier may by not less than one month's notice given to expire at any time within two years and eleven months of the damage or destruction determine this Lease ("the Determination Notice") and upon the expiry of the Determination Notice this Lease shall determine without prejudice to any claim which the Supplier or the Customer may have against the other for any earlier breach of their respective obligations in this Lease and the Customer shall not be entitled to any compensation except that (if any) payable under the provisions of the Landlord and Tenant Act 1954

5.7 **Insurance monies**

All insurance monies payable will belong to the Supplier

6 **SERVICE CHARGE**

6.1 **Definitions**

In this Clause the following definitions apply:

**Certificate** a statement certified by the Supplier or the Supplier's Surveyor or the Supplier's accountants (all acting as experts) which shows the Service Charge Budget the Supplier's Expenses the Service Charge and the Service Charge Balance for the relevant Service Charge Year;

**Supplier's Expenses** the costs (including any VAT charged on such costs to the extent that the Supplier is not able to obtain a credit for such VAT from HM Customs & Excise) incurred or provided for by or on behalf of the Supplier in connection with all or any of the following items:

1 cleaning maintaining carpeting and re-carpeting decorating lighting providing air conditioning for treating repairing rebuilding and replacing (insofar as the same is beyond economic repair) the Common Parts (including lifts on the Common Parts);

2 cleaning maintaining treating repairing rebuilding and replacing (insofar as the same is beyond economic repair) the Structural Parts;

3 cleaning the outside of all windows at the Building and interior of all windows within the Structural Parts and Common Parts

4 providing operating inspecting maintaining repairing and replacing Service Media (other than Service Media which form part of the Premises or the Units or which do not belong to the Supplier);

5 providing operating inspecting maintaining repairing and replacing (insofar as the same is beyond economic repair) any air conditioning media and equipment within the Premises;

6 removing any obstruction on the Common Parts;

7 providing operating inspecting insuring and maintaining repairing and replacing (insofar as the same is beyond economic repair) any equipment plant and machinery and other materials which are used in providing the matters listed in this definition;

8 fuel and Utilities used on the Common Parts or in providing the matters listed in this definition;

9 maintenance and other contracts entered into for the provision of the matters listed in this definition;

10 providing maintaining and when reasonably necessary renewing signs at the Building;

11 providing and replacing refuse containers for occupiers of the Building and arranging for the collection of refuse;

12 providing maintaining and restocking floral and/or plant displays on the Common Parts and maintaining and restocking any external plant or landscaped parts of the Common Parts;

13 providing maintaining and replacing (insofar as the same is beyond economic repair) furniture and fittings for use on the Common Parts;

14 providing maintaining and when reasonably necessary replacing or altering such security systems for the benefit of the whole (or substantially the whole) of the Building which the Supplier (in the interests of good estate management) reasonably considers appropriate and which may include the provision of alarms closed circuit television barriers and other equipment and security guards and patrols;

15 providing fire detection prevention and fighting equipment and any signs notices or equipment required by the fire authority for the Common Parts

and the Structural Parts and maintaining repairing and when reasonably necessary replacing such items;

16 employing or arranging for the employment (and the termination of employment) of staff in connection with the provision of the matters listed in this definition including the costs of insurance pension and welfare contributions the provision of clothing tools and equipment reasonably determined by the Supplier incurred in connection with such employment;

17 all present and future rates taxes duties and assessments of whatever nature charged on or payable in respect of the Common Parts or Structural Parts or in respect of the Building as a whole;

18 complying with any legislation relating to the Common Parts or the Structural Parts or the Building as a whole;

19 complying with or where the Supplier reasonably considers it appropriate and in the interest of good estate management contesting the requirements or proposals of the local or any other competent authority in respect of the Common Parts or the Structural Parts or of the Building as a whole;

20 complying with any matters contained or referred to in the title to the Building (but not any financial charges affecting it created by the Supplier) or defending any claims made by third parties against rights enjoyed by the Building in so far as they relate to the Common Parts the Structural Parts or the Building as a whole;

21 abating any nuisance to the Building;

22 making such provisions as the Supplier reasonably considers appropriate for anticipated future expenditure including the provision and replacement of any plant machinery lifts or equipment used or to be used in connection with the matters listed in this definition;

23 leasing any item used in providing the matters listed in this definition;

24 commitment fees interest and any other costs of borrowing money where reasonably necessary to finance the matters listed in this definition;

25 obtaining any professional advice which may from time to time be required in relation to the management of the Building or the provision of the matters listed in this definition;

26 the fees of managing agents retained by the Supplier for the management of the Building the provision of the matters listed in this definition and the collection of all rents and service charges (including the Rent the Service Charge Budget and the Service Charge Balance) due from the Customer and the other occupiers of the Building (or where any of those tasks is carried out by the Supplier a reasonable and proper charge of the Supplier for that task) but not any such costs arising by reason of those rents or service charges being in arrears;

27 preparing the Certificate (whether by the Supplier or the Supplier's Surveyor or its accountants);

28 any other works services or facilities which the Supplier from time to time reasonably considers desirable for the purpose of maintaining or improving or modernising the services or facilities in or for the Building and which are for the general benefit of all or substantially all of the occupiers of the Building and are in accordance with the principles of good estate management;

but excluding any cost which the Supplier recovers under any other Clause or from any insurance taken out by the Supplier where the Customer is obliged to refund the Supplier the whole or any part of the premium;

**Service Charge Year** the year from and including 1 January in each year or such other date which the Supplier chooses from time to time;

**Services**

1 cleaning maintaining decorating treating and repairing the Common Parts;

2 cleaning maintaining treating and repairing the Structural Parts;

3 lighting the Common Parts;

4 heating the Common Parts between such hours and at such times of the year as the Supplier in its reasonable discretion considers appropriate;

5 furnishing and carpeting the Building Common Parts;

6 providing hot and cold water towels and other supplies in the lavatories on the Common Parts;

7 any of the other items referred to in the definition of Supplier's Expenses which the Supplier in its discretion and from time to time provides for the management or maintenance of the Building

6.2 **Supplier's obligations**

6.2.1 The Supplier shall provide the Services in a manner which the Supplier reasonably considers appropriate

6.2.2 The Supplier will have no liability for any failure or interruption of any Service:

6.2.2.1 while the Customer is in arrears with payment of the Rent or other sums due under this Lease;

6.2.2.2 during the proper inspection maintenance repair or replacement or any relevant Service Media or equipment;

6.2.2.3 resulting from a shortage of fuel water materials or labour but subject to clause 6.2.3 below;

6.2.2.4 resulting from a breakdown of any equipment used in connection with the provision of the Services but subject to clause 6.2.3 below; or

6.2.2.5 resulting from any other reason beyond the reasonable control of the Supplier

6.2.3 In the circumstances mentioned in paragraphs 6.2.2.1, 6.2.2.2, 6.2.2.3 and 6.2.2.4 above the Supplier shall restore the relevant Service as soon as is reasonably practicable

6.2.4 The Supplier shall produce the Certificate to the Customer as soon as practicable after the end of the Service Charge Year

6.2.5 The Supplier shall allow the Customer to inspect any invoices and receipts for the Services as long as the Customer has given the Supplier reasonable written notice and provided the Customer meets the reasonable costs of the Supplier in providing such facility provided that no costs shall be payable by the Customer for any

request made for such inspection once in any one Service Charge Year

6.2.6 The Supplier shall notify the Customer in writing of any change in the date of the beginning of the Service Charge Year

6.3 **Customer 's obligations**

6.3.1 The Customer shall pay the Service Charge Budget and any VAT on it and the Service Charge Balance and any VAT on it as provided in Clause 2.1 (Customer's obligation to pay rent)

6.3.2 If the commencement of the Term does not coincide with the beginning of a Service Charge Year the Service Charge due from the Customer for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is before the beginning of the Term bears to one year and the Service Charge Budget for that part of that Service Charge Year will be adjusted accordingly

6.3.3 If the end of the Term does not coincide with the end of a Service Charge Year the Service Charge due from the Customer for the part of that Service Charge Year which is within the term will be reduced by the proportion which the part of that Service Charge Year which is after the end of the Term bears to one year

6.4 **Estimating revising and reconciling the Service Charge**

6.4.1 The Customer shall pay for the next and each subsequent Service Charge Year the Service Charge Budget by four equal instalments in advance on the Quarter Days

6.4.2 If during a Service Charge Year the Supplier reasonably expects the cost of the services to increase materially above the Service Charge Budget the Supplier may revise the Service Charge Budget and the remaining instalments of the Service Charge Budget shall be adjusted so that the revised Service Charge Budget will have been paid by the end of that Service Charge Year. The Supplier may if in all the circumstances reasonable revise the Service Charge Budget more than once in the Service Charge Year

6.5 **Service Charge Reconciliation**

6.5.1 If the actual Service Charge for the Service Charge Year shall

6.5.1.1 exceed the Service Charge Budget for that Service Charge Year the excess shall be due to the Supplier on demand

6.5.1.2 be less than the Service Charge Budget the overpayment shall be credited to the Customer's service charge account and such overpayment is refunded to the Customer following the expiry of the Lease and such payment to be made within twenty eight (28) days of the issue of the Certificate for the relevant Service Charge Year

6.6 **General provisions**

6.6.1 In the absence of manifest error the Certificate will be conclusive as to the amount of the Service Charge

6.6.2 The Supplier's expenses for the Service Charge year in which the beginning of the Term falls may include costs incurred by or provided for or on behalf of the Supplier before the beginning of the Term so far as they relate to Services which are to be provided during the Term. The Supplier's Expenses in any Service Charge Year may include provisions for expenses to be made after the end of the Term so far as such provisions are reasonable having regard to the Services which are provided during the Term

6.7 **Service Charge Cap**

6.7.1 Notwithstanding any other provisions of this Clause the amount of the Service Charge payable by the Customer in the initial Service Charge Year of the Term shall not exceed the sum of £ 5.50 per square foot per annum plus VAT (the "**Service Charge Cap**") (exclusive of paragraph 8 of clause 6.1 of this Lease) (applied pro rata in the event that the Term commences part way through a Service Charge Year).

6.7.2 In each subsequent Service Charge Year the Service Charge Cap shall increase (if appropriate) on the previous years figure by 5% exclusive of paragraph 8 of clause 6.1 of this Lease

## 7 STATE AND CONDITION OF THE PREMISES

### 7.1 Repair

7.1.1 The Customer shall repair the Premises and keep them in good and substantial repair and condition

7.1.2 The Customer shall replace the Supplier's fixtures which may be or become beyond economical repair at any time during or at the expiration of the Term

7.1.3 The Customer shall carry out all works and treatments to the Premises as are necessary for the proper repair and maintenance of the Premises and to ensure the health and safety of people working at or visiting the Premises

7.1.4 The Customer shall regularly clean the inside of the windows at the Premises

7.1.5 The Customer will not be liable under this Clause 7.1.1 to the extent that the Supplier is obliged to carry out the relevant repair works under Clause 5.3 (Reinstatement) or to the extent that the Supplier is prevented from carrying them out by reason of the matters referred to in paragraph 5.3.1.2 or 5.3.1.3 of Clause 5.3.1

### 7.2 Redecoration

7.2.1 The Customer shall redecorate the Premises in the last six months of the Term howsoever determined at all times in colours and materials approved by the Supplier (approval not to be unreasonably withheld or delayed in respect of decoration that takes place other than in the last six months of the Term)

7.2.2 All redecoration is to be carried out to a high standard and in accordance with good modern practice and to the reasonable satisfaction of the Supplier

7.2.3 The Customer will not be liable under this clause 7.2 to the extent that the Supplier is obliged to carry out the relevant redecoration works under clause 5.3

### 7.3 Alterations

7.3.1 The Customer shall not make any alterations or additions to the Service Media which form part of the Premises or make any

alterations or additions to the Premises provided that the installation alteration and removal by the Customer of demountable internal partitions in the Premises of a design and of material approved by the Supplier (such approval not to be unreasonably withheld) shall not be deemed to be a breach of this covenant

7.3.2 Unless otherwise required by the Supplier the Customer shall at the end of the Term remove any alterations or additions made to the Premises including any made by the Supplier prior to the grant of this lease pursuant to an obligation contained in an agreement for lease between the Supplier and the Customer (and make good any damage caused by that removal to the reasonable satisfaction of the Supplier) and shall reinstate the Premises to their original layout and condition

7.4 **Signs and re-letting notices**

7.4.1 The Customer shall not display any signs or notices at the Premises which can be seen from outside the Premises other than the signs authorised pursuant to clause 12.2

7.4.2 At the end of the Term the Customer shall remove any signs at the Premises and will make good any damage caused by that removal to the reasonable satisfaction of the Supplier

7.4.3 The Customer shall permit the Supplier to place a sign on the external parts of the Premises (and shall not object to any sign placed on the exterior of the Building):

7.4.3.1 during the last six months of the Term for the re-letting of the Premises; and

7.4.3.2 at any time advertising the sale of the Supplier's interest (or any superior interest) in the Premises or the Building as long as such signs do not unreasonably restrict the access of light or air to the Premises

as long as such signs do not unreasonably restrict the access of light or air to the Premises

## 8 USE OF THE PREMISES

### 8.1 The Permitted Use

The Customer shall not use the Premises except for the Permitted Use and for the avoidance of any doubt the Customer shall be permitted to have access to and from the Premises and to use the same twenty four hours a day and seven days a week provided that all times the Customer shall comply with the provisions of clause 12.1 of this Lease

### 8.2 Restrictions on use

The Customer shall not:

8.2.1 leave the Premises unoccupied for a period of more than one month without first notifying the Supplier in writing but the Customer will not by virtue of this Clause be required to trade from the Premises;

8.2.2 do anything on the Premises which is illegal or immoral;

8.2.3 do anything on the Premises which would cause an actionable nuisance or any damage or disturbance to the Supplier or any of the other occupiers of the Building or any owner or occupier of any other property near the Building;

8.2.4 carry out any noisy noxious dangerous or offensive acts at the Premises;

8.2.5 store dangerous or inflammable materials at the Premises;

8.2.6 allow waste to accumulate at the Premises;

8.2.7 sleep or allow any person to sleep on the Premises;

8.2.8 keep any animal fish reptile or bird on the Premises;

8.2.9 use the Premises for sale by auction

### 8.3 Use of machinery

The Customer shall not have on the Premises any goods or other articles nor shall it use any machinery on the Premises in a manner which causes or may cause:

8.3.1 any damage to the fabric of the Building or any strain on the structure of the Building beyond that which it is designed to bear; or

8.3.2 any undue noise vibration or other inconvenience to the Supplier or other occupiers of the Building or of any adjoining property

8.4 **Fire and security precautions**

The Customer shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Supplier relating to fire prevention and the provision of fire fighting equipment at the Premises and the reasonable requirements of the Supplier in relation to the security of the Building

8.5 **Exclusion of warranty**

The Supplier does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose

9 **DEALINGS**

9.1 **General restrictions**

The Customer shall not part with nor agree to part with possession of the whole or part of the Premises or this Lease nor allow any other persons to occupy the whole or any part of the Premises except as permitted by the remainder of this Clause 9

9.2 **Assignments**

9.2.1 In this Clause the following definitions apply:

**Assignee** the proposed assignee;

**Assignment** the proposed assignment;

9.2.2 The Customer shall not assign any part (as opposed to the whole) of this Lease

9.2.3 The Customer shall not assign the whole of this Lease without the consent of the Supplier such consent not to be unreasonably withheld or delayed

9.2.4 The Supplier and the Customer agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Supplier may refuse its consent to the assignment in any of the following circumstances:

9.2.4.1 if in the reasonable opinion of the Supplier the Assignee is not of sufficient financial standing to pay

the Rent and other sums payable under this Lease and to comply with the Customer 's obligations in this Lease;

9.2.4.2 if in the reasonable opinion of the Supplier the Assignment would have an adverse effect on the value of the Supplier's reversion to the Premises or the Building or to adjoining property of the Supplier assuming the Supplier wishes to sell its reversion in the open market on the day following completion of the Assignment;

9.2.4.3 if where the obligations of the Customer have been guaranteed by a member of the same Group as the Customer the Assignee is another member of that Group;

9.2.5 The Supplier and the Customer agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Supplier may give its consent to the assignment subject to all or any of the following conditions:

9.2.5.1 that the Customer enters into an authorised guarantee agreement no later than the date of the Assignment, which agreement is to be by deed, is to provide for a guarantee of all the obligations of the Assignee under this Lease from the date of the Assignment until the Assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995, and is to include the provision set out in the First Schedule and which is otherwise in a form reasonably required by the Supplier which complies with the requirements of the Landlord and Tenant (Covenants) Act 1995 ;

9.2.5.2 that, where reasonably required by the Supplier, the Assignee shall procure a guarantor or guarantors, which, if a body corporate, is to be incorporated within the UK or is not a body corporate to be

resident in the UK, acceptable to the Supplier, to enter into a full guarantee and indemnity of the Assignee's obligations under this Lease, such guarantee and indemnity to be by deed and to be in the form of that contained in the Second Schedule

9.2.5.3 that, where reasonably required by the Supplier the Assignee provides to the Supplier a monetary deposit of a reasonable amount as security for the observance and performance of the Customer's covenants and conditions contained in the Lease such deposit to be paid under the terms of a deed in such form as the Supplier reasonably requires

9.2.5.4 that, if at any time before the Assignment the circumstances set out in Clause 9.2.4 apply, the Supplier may revoke its consent to the Assignment by written notice to the Customer ;

9.2.6 Clauses 9.2.4 and 9.2.5 do not limit the right of the Supplier to refuse consent to an assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

9.3 **Underlettings**

9.3.1 The Customer shall not underlet or agree to underlet any part of the Premises (as distinct from the whole or a Permitted Part).

9.3.2 The Customer shall not underlet the whole of the Premises or a Permitted Part, except in accordance with the remainder of this Clause 9.3 and with Clause 9.4 (Terms to be contained in any underlease) and then only with the consent of the Supplier, such consent not to be unreasonably withheld or delayed.

9.3.3 The Customer shall not underlet the whole of the Premises or a Permitted Part without first obtaining from the undertenant a covenant by the undertenant with the Supplier

9.3.3.1 In the case of the underletting of the whole to comply with the terms of this Lease on the part of the Customer, other than as to the payment of any Rent or other sums reserved as rent by this Lease, and to comply with the

obligations on the undertenant in the underlease throughout the term of the underlease or (if sooner) until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995.

9.3.3.2 In the case of the underletting of a Permitted Part such terms of this Lease on the part of the Customer as are consistent with the underletting of a Permitted Part

9.3.4 Any underlease shall be granted at a rent which is not less than the then open market rental value of the Premises (or proportionate part in the case of the underletting of a Permitted Part), and without taking a fine or premium and with the underlease rent payable not more than one quarter in advance;

9.3.5 There shall be no more than two underlettings of a Permitted Part at any one time;

9.3.6 The Customer shall not underlet a Permitted Part of the Premises unless, before the underlease is granted, the Customer has given the Supplier

9.3.6.1 a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the Landlord and Tenant Act 1954, applying to the tenancy to be created by the underlease; and

9.3.6.2 a certified copy of the declaration or statutory declaration made by the undertenant or person authorised by it in accordance with the requirements of section 38A(3)(b) of the Landlord and Tenant Act 1954.

9.4 **Terms to be contained in any underlease**

Any underlease shall contain the following terms:

9.4.1 an agreement excluding sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 from the tenancy created by the underlease;

9.4.2 (where the term of the underlease extends beyond a Review Date) a provision for the review of the rent in the same terms and on the same dates as the review of the Rent in this Lease;

9.4.3 a provision for re-entry in the same terms as Clause 16 (Forfeiture);

9.4.4 the same restrictions on the undertenant not to deal with or dispose of its interest in the underlease, or part with possession of the whole or part of that interest or permit any other person to occupy the Premises as apply to the Customer under this Lease except in addition the underlease shall include an absolute prohibition against further underletting

9.4.5 an agreement between the Customer and the undertenant that where the review of rent in the underlease is referred to a third party for determination, the Customer will be allowed to make representations and counter-representations to that third party on behalf of the Supplier as to the reviewed rent to be payable under the underleases and shall otherwise be consistent with the terms of this Lease.

9.5 **Rent review in an underlease**

9.5.1 The Customer shall procure that the rent in any underlease is reviewed in accordance with the underlease.

9.5.2 The Customer shall not agree the level of any reviewed rent with an undertenant without the consent of the Supplier, such consent not to be unreasonably withheld.

9.5.3 If the rent review in an underlease is referred to a third party for determination, the Customer shall;

9.5.3.1 ensure that the Supplier is given a reasonable opportunity to supply evidence to the Customer to enable the Customer to make representations and counter-representations and the Customer shall make such representations and counter-representations on behalf of the Supplier and that any representations and counter-representations made by the Customer or undertenant are immediately copied to the Supplier; and

9.5.3.2 keep the Supplier informed as to the progress of that third party determination.

9.6 **Further provisions relating to underleases**

9.6.1 The Customer shall enforce the obligations of the undertenant in any underlease.

9.6.2 The Customer shall not vary the terms of, nor, without the consent of the Supplier, such consent not to be unreasonably withheld or delayed, accept or agree to accept a surrender of, or forfeit any underlease.

9.7 **Charging**

The Customer shall not charge or agree to charge any part of the Premises (as distinct from the whole).

9.8 **Declarations of trust**

The Customer shall not execute any declaration of trust of the whole or any part of its interest in the Premises or this Lease.

9.9 **Group sharing of occupation**

If the Customer or any permitted undertenant is a company, it may share occupation of the Premises with one other company which is in the same Group as the Customer or permitted undertenant (as the case may be) on the following conditions:

9.9.1 the Customer promptly notifies the Supplier in writing of the beginning and the end of the arrangement;

9.9.2 no relationship of landlord and tenant is created by the arrangement; and

9.9.3 the other company vacates the Premises immediately if it ceases to be a member of the same Group as the Customer or permitted undertenant (as the case may be).

9.10 **Registration of dealings and provision of information**

9.10.1 Within one month of any dealing with, or devolution of, the Premises or this Lease or of any interest created out of them or it, the Customer shall:

9.10.1.1 notify the Supplier in writing of that dealing or devolution;

9.10.1.2 give the Supplier a copy of any document effecting or evidencing the dealing or devolution, together with a copy for any superior landlord and the copies will each be certified by solicitors as a true copy of the original; and

9.10.1.3 pay the Supplier a reasonable registration fee of not less than £25 and the registration fee of any superior landlord.

9.10.2 The Customer shall give the Supplier written details of persons occupying the Premises and the basis upon which they occupy on request by the Supplier.

## 10 LEGAL REQUIREMENTS AND REGULATIONS

### 10.1 Legislation

The Customer shall:

10.1.1 comply with all legislation affecting the Premises, their use and occupation, and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, supplier tenant customer or occupier to comply;

10.1.2 carry out any works to the Premises which are required by legislation but only to the extent that the Supplier is not obliged to carry out the Works under clause 5.3;

10.1.3 obtain all licences and consents which are required under any legislation to use the Premises or carry out any works or other activity at the Premises;

10.1.4 at the end of the Term pay the Supplier a fair proportion of any compensation which the Customer has received or which is receivable by the Customer because of any restriction placed on the use of the Premises under any legislation;

10.1.5 not do or omit to do anything at the Premises which would result in:

10.1.5.1 any other property owned or occupied by the Supplier (including any other part of the Building) failing to comply with any legislation; or

10.1.5.2 the Supplier incurring any cost, penalty or liability under any legislation.

### 10.2 Notices relating to the Premises

The Customer shall:

10.2.1 give the Supplier a copy of any notice received by the Customer relating to the Premises or the Building or any occupier of them, or to the Supplier's interest in them, within 5 Working Days of having received it (or immediately if there are shorter time limits in the notice);

10.2.2 where a notice requires compliance by the owner or occupier of the Premises, but subject to Clause 10.2.3 comply with the terms of any such notice in a manner approved by the Supplier (such approval not to be unreasonably withheld or delayed), but the Supplier's approval of any particular manner will not imply that the Customer has discharged its obligation to comply with the terms of the notice;

10.2.3 at the joint cost of the Supplier and Customer, make or join the Supplier in making any objection or appeal against such notice, which the Supplier may reasonably require;

### 10.3 Planning

10.3.1 The Customer shall comply with the Planning Acts

10.3.2 The Customer shall pay any charge imposed under the Planning Acts in respect of the use of the Premises, or any works carried out at the Premises.

10.3.3 The Customer shall not apply for planning permission or make any other application under the Planning Acts nor implement any planning permission affecting the Premises.

### 10.4 Defective Premises Act 1972

10.4.1 The Customer shall give the Supplier immediate written notice of any defect in the Structural Parts or Common Parts adjoining the Premises of which the Customer becomes aware and of any defect in the Premises which, in either case, may make the Supplier liable to do or not to do any act to comply with the duty of care imposed by the Defective Premises Act 1972.

10.4.2 The Customer shall display any notices at the Premises needed to enable the Supplier to comply with the Defective Premises Act 1972.

10.5 **No additional rights**

The Supplier will not be obliged to grant any additional rights to the Customer or waive any of the Supplier's rights under this Lease in connection with the obligations of the Customer in this Clause 10.

11 **MANAGEMENT OF THE BUILDING**

11.1 **Regulations**

The Customer shall comply with any regulations reasonably made by the Supplier from time to time to ensure the health and safety of persons at the Building and generally for the proper management of the Building and nothing in the said regulations shall purport to amend the terms of this Lease and in the event of any inconsistency between the terms of this Lease and any such regulations the terms of this Lease shall prevail

11.2 **Service Media**

11.2.1 The Customer shall not allow any material which is deleterious polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property

11.2.2 The Customer shall not overload or obstruct any Service Media which serve the Premises

11.3 **Common Parts**

11.3.1 The Customer shall not obstruct the Common Parts or any pavement footpath or roadway adjoining or serving the Building

11.3.2 The Customer shall not cause the Common Parts or any pavement footpath or roadway adjoining or serving the Building to become untidy or in a dirty condition

11.3.3 The Customer shall not stand place deposit or expose outside the Premises any goods materials articles or things whatsoever for storage display or sale

11.4 **Unloading and Parking**

The Customer shall not load or unload goods or materials onto or from vehicles and convey the same into the Building and the Premises except through the entrances and lifts approved and provided by the Supplier for that purpose.

11.5 **Advertisements**

The Customer shall not affix to or exhibit to or through any window of the Premises or the Building any placard facia board or advertisement.

11.6 **Sound Producing Equipment**

The Customer shall not play or use any musical instrument loud speaker tape recorder radio or other equipment or apparatus in the Premises so as to be audible outside the Premises

11.7 **Windows**

11.7.1 The Customer shall not allow or permit any blinds to cover the windows of the Premises other than CBS Filtastar roller blinds in desert colour (Product Reference 150116)

11.7.2 The Customer shall prevent the storage of any materials within two metres of the windows forming part of the Premises on the London Road and Portland Street elevations which would lead to the Premises looking unsightly

12 **RIGHTS GRANTED**

The following rights are granted by the Supplier to the Customer:

12.1 **Access to Premises**

12.1.1 During the Permitted Hours the right to enter and exit from the Premises on foot over the Common Parts;

12.1.2 outside the Permitted Hours the right to enter and exit from the Premises on foot over the Common Parts along such route as the Supplier shall from time to time reasonably prescribe subject to the Customer complying with the conditions set out below Provided that the Supplier may withdraw this right in the event that the Customer is in breach of the said conditions:

12.1.2.1 The Supplier will supply to the Customer card keys to enable access to the Premises outside the Permitted Hours.

12.1.2.2 The cards supplied to the Customer shall remain in the possession of its senior personnel whose names shall be previously notified to the Supplier and to the police and no copies of the card are to be made.

12.1.2.3 The Customer will use its reasonable endeavours to ensure that no unauthorised person gains access to the Building during such times as the Customer exercises its rights of access outside the Permitted Hours.

12.1.2.4 The exterior doors to the Building are to be locked when the Customer uses the Premises outside the Permitted Hours and upon leaving the Building all doors are to be locked and the Building left secure.

12.1.2.5 If the Supplier withdraws the Customer's right to have access to the Premises outside the Permitted Hours the Customer will return the card keys to the Supplier forthwith.

12.1.2.6 The use of the Premises outside the Permitted Hours is entirely at the Customer's risk.

12.1.2.7 The Supplier will not undertake to provide heating or other Services outside the Permitted Hours but if any such Services are used by the Customer the Customer will reimburse the Supplier for any expense incurred in the provision of Services or any increased insurance premium payable.

12.1.2.8 The Customer will advise the Supplier immediately should the said card keys be lost or misplaced and if such card keys shall be lost or misplaced and the Supplier considers it necessary to change the locks to the doors of the Building then the cost incurred will be borne by the Customer. The Customer will also

reimburse to the Supplier the sum of £10 for each replacement card key.

12.1.2.9 On the expiration or sooner determination of the Lease for any reason whatsoever the card keys are to be returned forthwith to the Supplier.

12.2 **Signage**

the right to have the name of the Customer displayed on any name board which may be provided by the Supplier on the Common Parts and at the entrance to the Premises in the Supplier's house style;

12.3 **Lavatories and kitchens**

the right to use such of the lavatories and kitchens within the Common Parts if any as the Supplier may designate from time to time;

12.4 **Service Media**

the right to use the Service Media forming part of the Building at the date of this Lease which serve but do not form part of the Premises for the purpose of the free and uninterrupted passage of the Utilities;

12.5 **Support**

the right of support and protection from the rest of the Building to the extent existing at the date of this Lease;

12.6 **Car Parking**

the right to use three parking spaces within the car park serving the Building such spaces to be in the position(s) allocated by the Supplier from time to time and the right to access and egress the same along such route within the car park and as the Supplier may from time to time prescribe

12.7 The rights granted by Clauses 12.1 to 12.6

12.7.1 are not granted to the Customer exclusively but are to be used in common with the Supplier any superior landlord any other customers tenants and lawful occupiers of the Building and other persons authorised by them;

12.7.2 may be interrupted or varied for the purposes of any works of maintenance repair alteration or the replacement of any land building

lifts or lift equipment or Service Media in connection with which the rights are exercised;

12.7.3 are to be exercised by the Customer and any authorised undertenant in accordance with any reasonable regulations which the Supplier may make for the proper management of the Building provided that nothing in the said regulations shall purport to amend the terms of this Lease and in the event of any inconsistency between the terms of this Lease and any such regulations the terms of this Lease shall prevail;

12.8 Nothing contained or referred to in this Lease will confer or grant to the Customer any right easement or privilege other than those which are set out in Clauses 12.1 to 12.6 and section 62 of the Law of Property Act 1925 will not apply to this Lease

## 13 RIGHTS RESERVED AND REGRANTED

The following rights are reserved from this Lease to the Supplier :

### 13.1 Building rights

13.1.1 the right to build or carry out works to any part of the Building or on any adjoining property of the Supplier or a company within the same Group as the Supplier or to raise the height of the Building even if such building or works lessen the access of light or air to the Premises or cause any nuisance damage or inconvenience to the Customer or other occupier of the Premises provided that it does not materially affect the Customer's or other permitted occupier's use and occupation of the Premises for the Permitted Use;

13.1.2 the right to build into any of the structures bounding and forming part of the Premises;

13.1.3 the right to attach scaffolding to any part of the Premises in the exercise of any of the rights excepted and reserved by this Clause 13.1 provided such retained for the minimum period required to carry out the works or which such scaffolding is erected and the scaffolding is immediately removed after completion of such works;

### 13.2 Service Media

the right to:

13.2.1 inspect connect into repair and replace any Service Media in on under or over the Premises but which do not form part of the Premises

13.2.2 construct Service Media within the perpetuity period in on over or under the Premises

13.2.3 connect into and use any Service Media which within that time form part of the Premises; and

13.2.4 cut into any walls floors ceilings at the Premises for these purpose;

13.2.5 the right to attach Service Media to the Premises in connection with the provision of the Services;

13.3 **Management of the Building**

13.3.1 the right to attach any equipment to the Premises in order to clean the outside of the windows of the Building;

13.3.2 the right to attach any equipment or notices to the Premises to comply with any legislation or any requirements of the insurers of the Building;

13.4 **Support**

13.4.1 the right of support and protection from the Premises for the rest of the Building and any adjoining property;

13.4.2 the right to pass through any part of the Premises in case of emergency and in practice for an emergency;

13.5 **Entry**

the right to enter the Premises:

13.5.1 to exercise any other right reserved to the Supplier by this Lease;

13.5.2 to view the state and condition of the Premises to measure and undertake surveys of the Premises and to prepare schedules of condition or of dilapidations at the Premises;

13.5.3 to determine whether the Customer is complying with its obligations in this Lease and to remedy any breach of those obligations;

13.5.4 to show prospective purchasers of any interest in the Supplier's reversion or in the last six months of the Term to show prospective tenants over the Premises;

13.5.5 in connection with the provision of the Services;

13.5.6 in connection with any requirements of the insurers of the Premises;

13.5.7 to comply with a superior lease or mortgage; and

13.5.8 for any other reasonable purpose connected with this Lease or with the Supplier's interest in the Premises or the Building or with the proper management of the Building

13.6 The rights reserved by this Lease are reserved to the Supplier and any superior landlord or mortgagee and their tenants and may be exercised by anyone authorised by the Supplier or a superior landlord

13.7 The person exercising any right of entry reserved by this Lease shall cause as little disturbance as possible to the Customer in the exercise of the right and shall make good any damage caused to the Premises as soon as is practicable to the reasonable satisfaction of the Customer (subject to Clause 13.8) but shall not be under any obligation to make any other compensation to the Customer or other occupier of the Premises

13.8 The Customer shall allow any person who has a right to enter the Premises to enter the Premises at all reasonable times during and outside usual business hours provided that reasonable notice has been given which need not be written notice. In cases of emergency no notice need be given and the Supplier or another person on behalf of the Supplier may break into the Premises if entry cannot be effected in any other way. The Supplier will not be liable to make good any damage caused to the Premises in breaking into the Premises in these circumstances provided that the Supplier shall use reasonable endeavours to ensure that the Premises are left secure following the rights of entry and the Supplier shall use reasonable endeavours to cause as little damage as reasonably possible to the Premises

## 14 THIRD PARTY RIGHTS OVER THE PREMISES

14.1 There are excepted from this Lease and this Lease is granted subject to:

14.1.1 all existing rights which belong to other property or are enjoyed by other property over the Premises or any land or Service Media over which rights are granted by the Supplier to the Customer by this Lease; and

14.1.2 the matters contained or referred to in the property and charges registers of Title Number LA329368 except any entries relating to financial charges and the Customer shall comply with the matters contained or referred to in the above registers so far as they relate to the Premises and the rights granted by this Lease

14.2 The Customer shall:

14.2.1 not permit any third party to acquire any right over the Premises or to encroach upon the Premises;

14.2.2 give the Supplier immediate written notice of any attempt to do this;

14.2.3 take any steps which the Supplier may reasonably require to prevent the acquisition of any right over or encroachment on the Premises; and

14.2.4 preserve for the benefit of the Premises and the Supplier's interest in them all existing rights which belong to the Premises and are enjoyed over adjoining or neighbouring property

14.3 The Customer shall not block or obstruct any window or ventilator at the Premises

## 15 SUPPLIER'S COVENANT FOR QUIET ENJOYMENT

The Supplier agrees with the Customer that, for so long as the Customer complies with the terms of this Lease, the Customer may hold and use the Premises during the Term without any interruption (except as authorised by this Lease) by the Supplier or by any person lawfully claiming through, under or in trust for the Supplier or any title paramount.

## 16 FORFEITURE

### 16.1 Supplier's right of re-entry

If any event set out in Clause 16.2 occurs, the Supplier may forfeit this Lease and re-enter the Premises. The Term will then end, but without prejudice to any claim which the Supplier may have against the Customer or a Guarantor for any failure to comply with the terms of this Lease.

16.2 **Events giving rise to the Supplier's right of re-entry**

16.2.1 The Rent or any other sum payable under this Lease has not been paid within 10 Working Days after it became due, whether formally demanded or not.

16.2.2 The Customer has failed to comply with the terms of this Lease.

16.2.3 The Customer if an individual (or if more than one individual then any one of them):

16.2.3.1 is the subject of a bankruptcy petition;

16.2.3.2 is the subject of an application for an interim order under Part VIII of the Insolvency Act 1986; or

16.2.3.3 enters into any composition, moratorium or other arrangement with its creditors, whether or not in connection with any proceeding under the Insolvency Act 1986; or a receiver of the income of the Premises is appointed under section 101 of the Law of Property Act 1925.

16.2.4 In relation to a Customer which is a body corporate (or if more than one body corporate then any one of them):

16.2.4.1 a proposal for a voluntary arrangement is made under Part 1 of the Insolvency Act 1986 or the directors of the Customer pr Guarantor resolve to make such a proposal;

16.2.4.2 a petition for an administration order is presented under Part II of the Insolvency Act 1986 or the directors of the Customer or Guarantor resolve to present such a petition;

16.2.4.3 a receiver (including a receiver under section 101 of the Law of Property Act 1925) or manager or administrative receiver of its property (or part of it ) is appointed;

16.2.4.4 a resolution for its voluntary winding up is passed under Part IV of the Insolvency Act 1986 or a meeting of its creditors is called for the purpose of considering

that it be wound up voluntarily (in either case, other than a voluntary winding up whilst solvent for the purposes of and followed by a solvent reconstruction or amalgamation);

16.2.4.5 a petition for its winding up is presented to the court under Part IV or by virtue of Part V of the Insolvency Act 1986 or a resolution is passed that it be wound up by the court; or

16.2.4.6 an application is made under section 425 of the Companies Act 1985 or a proposal is made which could result in such an application.

16.2.5 The Customer which is a body corporate (or if more than one body corporate then any of them):

16.2.5.1 enters or proposes to enter into any arrangement, moratorium or composition (other than any referred to above) with its creditors; or

16.2.5.2 is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not capable of reinstatement or reconstitution).

## 17 NOTICES IN CONNECTION WITH THIS LEASE

17.1 Where a notice is to be given in connection with this Lease, it must be given in writing and signed by or on behalf of the party giving it, unless it is stated that it need not be given in writing.

17.2 Any notice to be given in connection with this Lease will be validly served if sent by first class post, or registered post or recorded delivery and addressed to or personally delivered to:

17.2.1 the Supplier at the address given in this deed or such other address which the Supplier has notified to the Customer in writing;

17.2.2 the Customer at the Premises or its registered office or its last known address;

17.2.3 a Guarantor at its registered office or its last known address.

17.3 Any notice or demand send by post from within the UK, and properly stamped and correctly addressed will be conclusively treated as having been delivered 2 Working Days after posting.

17.4 The Customer shall upon becoming aware of the same give the Supplier verbal notice of any matter affecting the Premises where emergency action is needed as well as written notice.

## 18 MISCELLANEOUS

18.1 Supplier's rights to remedy default by the Customer

18.1.1 If the Customer fails to comply with any of its obligations in this Lease, the Supplier may give the Customer written notice of that failure, and the Customer shall:

18.1.1.1 immediately in the case of an emergency; and

18.1.1.2 otherwise as soon as practicable, but in any event within one month of such notice begin and then, within a reasonable time,

complete remedying that failure.

18.1.2 If the Customer does not comply with Clause 18.1.1 the Supplier may enter the Premises and carry out any works or do anything else which may be needed to remedy the Customer's failure to comply with its obligations under this Lease.

18.1.3 Any costs incurred by the Supplier by reason of Clause 18.1.2 will be a debt due from the Customer payable on demand and may be recovered by the Supplier as if it were additional rent.

**18.2 Customer to provide information**

18.2.1 The Customer shall give the Supplier any information or documents which the Supplier reasonably requests to show that the Customer is complying with its obligations in this Lease.

18.2.2 The Customer shall give the Supplier immediate written notice of any defect or default which may make the Supplier liable to the Customer or any third party.

18.3 **Customer's indemnity**

The Customer agrees to indemnify the Supplier at all times (both during and after the Term) against all charges claims proceedings liabilities damages losses costs and expenses arising directly or indirectly from:

18.3.1 the existence state of repair or use of the Premises;

18.3.2 any works carried out at the Premises;

18.3.3 any breach of any of the Customer's obligations in this Lease; or

18.3.4 any act or omission of the Customer .

18.4 **Disputes**

Any dispute between the Customer (or other occupier of the Premises) and the Supplier or any other tenant or occupier of the Building relating to the Building shall be referred to the Supplier whose decision, provided it is made in accordance with the principles of good estate management, will be final and binding save for any manifest error.

18.5 **Guarantor**

18.5.1 If at any time during the Term a Guarantor (or where a Guarantor comprises more than one person, any one of them) dies or any of the events referred to in Clause 16 (Forfeiture) occurs in relation to a Guarantor, then the Customer shall give immediate written notice to the Supplier of that event and within one month of being so required by the Supplier, procure that another person acceptable to the Supplier acting reasonably enters into a deed of guarantee and indemnity in a form reasonably required by the Supplier

18.5.2 The Customer shall procure that a Guarantor enters into any deed or document which is supplemental to this deed and which is entered into before that Guarantor is released by virtue of the Landlord and Tenant (Covenants) Act 1995.

18.6 **Qualification of Supplier's liability**

The Supplier will not be liable to the Customer or any other person for:

18.6.1 any damage to person or property arising from any act, omission or misfeasance of any other tenant customer or occupier of the Building

or from the state and condition of the Premises or of any other part of the Building or any adjoining property of the Supplier;

18.6.2 any interruption to the supply of Utilities to the Premises or other parts of the Building;

18.6.3 any accidental damage to the Premises or to any property of the Customer or any other occupier of the Premises or their employees, agents or independent contractors;

18.6.4 any accidental damage to any person occurring during the performance by or on behalf of the Supplier of any service which the Customer or other authorised occupier of the Premises has requested the Supplier to carry out; or

18.6.5 for any failure to perform any obligation in this Lease, unless and until the Customer has given the Supplier written notice of the facts giving rise to that failure and allowed the Supplier a reasonable time to remedy the matter.

18.7 **Sale of goods after end of Term**

18.7.1 The Customer irrevocably appoints the Supplier as its agent to store or dispose of any items left by the Customer at the Premises more than 10 Working Days after the end of the Term.

18.7.2 The Supplier may store or dispose of such items after that time as it thinks fit and without any liability to the Customer, other than to account to the Customer for the proceeds of sale, after deducting any costs of sale or storage incurred by the Supplier.

18.7.3 The Customer agrees to indemnify the Supplier against any liability incurred by the Supplier by reason of the Supplier disposing of any items left at the Premises which do not belong to the Customer, but which the Supplier believed did belong to the Customer, which will be presumed unless the contrary is proved.

18.8 **Arbitration**

Where this Lease refers to a dispute being referred to arbitration, it will be referred to a single arbitrator who will act in accordance with the Arbitration Act 1996, and the referral will be a submission to arbitration in accordance with those Acts.

18.9 **Exclusion of third party rights**

The parties to this Lease hereby agree that the Contracts (Rights of Third Parties) Act 1999 shall not apply to the provisions of this Lease and no person who is not a party to this Lease shall be entitled to enforce any of its terms pursuant to that Act but this Clause shall not affect any rights which may be available apart from that Act.

19 **Customer's Option to Break**

If the Customer wishes to determine this Lease on the expiry of the fifth year of the Term and shall give to the Supplier not less than 9 months and not more than 12 months prior notice in writing and shall on the date of service of the said notice pay to the Supplier the sum of £ 10,375 plus VAT and shall up to the time of such determination pay the rents reserved in this Lease then upon the expiry of such notice the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant.

20 **NEW OR OLD LEASE**

This Lease is a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995.

21 **LAND REGISTRY**

21.1 If the Customer intends to note or in any other way register this lease or any part of this Lease at the Land Registry at any time then the Customer shall give the Supplier 14 days in which to provide completed Forms EX1 and EX1A and a cheque for the requisite fee and in the provisions of Clauses 21.2 and 21.3 shall then apply to such notice or registration

21.2 The Customer shall ensure that any requisitions raised by Land Registry in connection with that application are dealt with promptly and properly. Within one month after completion of the registration, the Customer shall send the Supplier official copies of its title

21.3 Immediately after the end of the Term (and notwithstanding that the Term has ended), the Customer shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by Land Registry in connection with that application are dealt with promptly and properly; the Customer shall keep the Supplier informed of the progress and completion of its application

## THE FIRST SCHEDULE

### Authorised Guarantee

"The Provisions to be contained in an Authorised Form Of Guarantee"

Note that references in this schedule to Customer are to the party who has made an application for licence to assign its tenancy under Clause 9.2 of this lease and references to assignee are to the party or parties to whom it wishes to assign its tenancy.

1 **Guarantee**

1.1 The Customer [jointly and severally] guarantee(s) to the Supplier that the Assignee will pay the rents hereby reserved and perform and observe all the covenants and obligations imposed on the Customer by this Lease and any deed collateral to it ("the Customer's Obligations") and the Customer will pay and make good to the Supplier on demand any losses damages costs and expenses suffered or incurred by the Supplier by reason of any failure of the Assignee to do so

1.2 This guarantee is to take effect immediately on the assignment of this Lease to the Assignee and is to remain in force for so long as and to the extent that the Assignee is not released by law from liability for the Customer's Obligations

1.3 No Waiver or Release of Liability

1.4 The Customer shall not be released from liability under these provisions by reason of:

1.4.1 any forbearance the granting of time or any other indulgence on the part of the Supplier

1.4.2 any variation of this Lease whether or not made with the consent of the Customer and the guarantee of the Customer in paragraph 1 is to operate in relation to this Lease as it may be varied from time to time

1.5 **Customer to Accept New Lease upon Disclaimer**

1.5.1 If this Lease is determined by re-entry by the Supplier or is effectively determined by disclaimer the Customer shall if the Supplier by notice within three months after the date of determination so requires take from the Supplier a lease of the Demised Premises

1.5.2 The lease to be granted to the Customer under paragraph 1.5.1 is to be on the following terms:

1.5.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated

1.5.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had continued and if a rent review operative from a rent review date before the grant of the lease has not been completed the Customer will complete the rent review as if it had been the Customer under this Lease

1.5.2.3 the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined

1.5.3 the Customer [is] [are] to succeed to the rights and assume the liability of the Customer under this Lease as if this Lease had continued undetermined

1.6 **Subordination of Rights of the Customer**

1.6.1 With respect to any sums paid by the Customer under this schedule and to any other rights which may accrue to the Customer in respect of any sums so paid or liabilities incurred under this guarantee or in the observance performance or discharge of the obligations and covenants of the Assignee in this Lease the Customer shall rank and be entitled to enforce its rights only after all obligations and covenants under this guarantee have been fully observed and performed and if they have not the Customer shall not:

1.6.2 seek to recover from the Assignee or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Customer on account of the failure by the Assignee to observe and perform or discharge such obligations or covenants in this Lease

1.6.3 claim prove or accept any payment in composition by way of winding-up liquidation bankruptcy or other form of insolvency of the

Assignee in competition with the Supplier for any amount whatsoever owing to the Customer by the Assignee

1.6.4 exercise any right or remedy in respect of any amount paid by the Customer under this Lease or any liability incurred in observing performing or discharging the obligations and covenants of the Assignee

1.7 **Security from Assignee**

The Customer warrant(s) that it has not taken and undertakes with the Supplier that it will not without the consent of the Supplier take any security from the Assignee in respect of this guarantee and if any such security is so taken notwithstanding it shall be held on trust for the Supplier as security for the respective liabilities of the Customer and the Assignee

1.8 **Damages following Disclaimer**

If the Supplier shall not require the Customer to take a new Lease the Customer shall nevertheless upon demand pay to the Supplier the sum equal to the rent and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of six months therefore or until the Supplier shall have granted a Lease of the Premises to a third party (whichever shall first occur).

## THE SECOND SCHEDULE

### Covenant's by Guarantor

1 The Guarantor covenants with the Supplier as principal debtor or covenantor that whilst the Customer is bound by the Customer 's covenants in this lease:

1.1 The Customer will pay the rents hereby reserved and observe and perform all its covenants in this Lease and that on default the Guarantor will pay the rents reserved by this Lease and observe and perform the covenants in respect of which the Customer is in default and indemnify the Supplier against all claims demands damages costs losses and expenses arising directly or indirectly out of such default and the liability of the Guarantor shall not be affected by any:

1.1.1 time given to the Customer or any neglect or forbearance by the Supplier in enforcing the payment of the rents or the observance or performance of the Customer's covenants or any refusal by the Supplier to accept rent at a time when the Supplier is entitled to re-enter the Premises

1.1.2 variation of the terms of this Lease

1.1.3 surrender of part

1.1.4 other act or thing by which (but for this provision) the Guarantor would have been released

1.2 If the tenancy granted by this Lease shall be prematurely determined or if the same shall be disclaimed the Guarantor will (if so required by the Supplier within six months after such determination) either (in the event of determination of the lease) accept from the Supplier the grant of a new lease of the Premises from the date of such determination or disclaimer for the residue of the Term then unexpired at the same rents hereinbefore reserved and subject to the like covenants and provisos as are herein contained (and in such event the Guarantor will execute and deliver to the Supplier a counterpart lease) or (if the lease remains extant) accept the vesting of this lease and in either case the Guarantor will pay the Supplier's costs disbursements and value added tax

1.3 If the Supplier shall not require the Guarantor to take a lease of the Premises pursuant to sub-Clause 1.1.3 above the Guarantor shall nevertheless upon demand pay to the Supplier a sum equal to the rent and to all other payments that would have been payable under this Lease but for the determination or disclaimer in respect of the period from the date of the said determination or

disclaimer until the expiration of six months therefrom or until the Premises shall have been re-let by the Supplier (and any rent free period shall have expired) whichever shall first occur

**IN WITNESS** of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

**EXECUTED** as a **DEED** by

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

acting by two Directors

DIRECTOR

Signature ..............................

Name (in block capitals) ..............................

DIRECTOR

Signature ..............................

Name (in block capitals) ..............................

**EXECUTED** as a **DEED** by

**IMAGE METRICS LIMITED**

acting by a Director and a director/secretary

DIRECTOR

Signature ..............................

Name (in block capitals) ..............................

SECRETARY/DIRECTOR

Signature ..............................

Name (in block capitals) ..............................

DATED 2006

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

- and -

**IMAGE METRICS LIMITED**

---

# LICENCE TO ALTER

Suite 5A, 1 Portland Street, Manchester

---

Cobbetts LLP
Ship Canal House
King Street
Manchester
M2 4WB
DX: 14374 Manchester 1
Tel: 0845 404 2404
Fax: 0845 404 2414
HZSS/JMW/BB2085-10931093

## CONTENTS

THIS **LICENCE** IS DATED DAY OF 2006

**PARTIES**

(1) **BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**, incorporated and registered in England and Wales with company number 3873731 whose registered office is at City Tower Piccadilly Plaza Manchester M1 4BD (**"Supplier"**)

(2) **IMAGE METRICS LIMITED**, incorporated and registered in England and Second Floor, Park Gate, 25 Milton Park, Oxford, Oxon, OX14 4SH (**"Customer"**)

**BACKGROUND**

1 This licence is supplemental and collateral to the Lease.

2 The Supplier is entitled to the immediate reversion to the Lease.

3 The residue of the Term is vested in the Customer.

4 The Customer intends to carry out the Works and, under the terms of the Lease, requires the consent of the Supplier to do so.

**AGREED TERMS**

1 **INTERPRETATION**

1.1 The definitions and rules of interpretation set out in this Clause apply to this licence.

1.1.1 **CDM Regulations:** the Construction (Design and Management) Regulations 1994.

1.1.2 **Lease:** a lease of Suite 5A, 1 Portland Street, Manchester dated and made between the Supplier and the Customer and all documents supplemental or collateral to that lease.

1.1.3 **Planning Acts:** the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990.

1.1.4 **Premises:** Suite 5A, 1 Portland Street, Manchester as more particularly described in and demised by the Lease.

1.1.5 **Term:** the term of years granted by the Lease and any agreed or statutory continuation of the Lease.

1.1.6 **Works:** the Works to be carried out at the Premises which are referred to in the Schedule together with making good any damage to the Premises caused by carrying out such Works.

1.2 Unless otherwise specified a reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under it and all orders, notices, codes of practice and guidance made under it.

1.3 A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking into account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.4 A **person** includes a corporate or unincorporated body.

1.5 Except where a contrary intention appears, a reference to a Clause or Schedule is a reference to a Clause of, or a Schedule to, this licence and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.6 Clause, Schedule and paragraph headings do not affect the interpretation of this licence.

## 2 CONSENT TO CARRY OUT THE WORKS

2.1 In consideration of the obligations on the Customer in this licence, the Supplier consents to the Customer carrying out the Works on the terms set out in this licence and (if necessary) applying for planning permission to carry out the Works.

2.2 This consent will cease to be valid if the Works have not been started (in accordance with the terms of this licence) within three months from (and including) the date of this licence, unless the Supplier gives the Customer notice extending the period of validity. If the Supplier does agree to an extension, then this consent will remain valid for the period stated in that notice and the time period stated in Clause 4.7.1 will be extended by the same amount. If this consent ceases to be valid and the Supplier has not given notice extending its validity, all the terms of this licence will remain in force.

2.3 Nothing in this licence will place the Customer under an obligation to the Supplier to carry out the Works, but if it does carry them out, it must do so on the terms of this licence.

2.4 This consent does not obviate the need for the consent of any person other than the Supplier that may be required to carry out the Works.

## 3 STARTING THE WORKS

3.1 The Customer must not start the Works until it has complied with the requirements of this Clause and of Clause 5.3.

3.2 The Customer must obtain all licences and consents that are required for the Works under the Planning Acts, other laws and by the owner or occupier of any neighbouring land or otherwise.

3.3 The Customer must produce all such licences and consents to the Supplier and obtain the Supplier's confirmation they are satisfactory to the Supplier such confirmation not to be unreasonably withheld or delayed.

3.4 The Customer must give the Supplier two copies of the plans and specification for the Works.

3.5 The Customer must notify the Supplier of the date it intends to start carrying out the Works.

## 4 CARRYING OUT AND COMPLETING THE WORKS

4.1 The Customer must carry out the Works:

4.1.1 using good quality, new materials which are fit for the purpose for which they will be used,

4.1.2 in a good and workmanlike manner and in accordance with good building and other relevant practices, codes and guidance and

4.1.3 to the reasonable satisfaction of the Supplier.

4.2 In carrying out the Works the Customer must comply with the Planning Acts and other laws, the terms of all other licences and consents, the requirements and recommendations of all relevant utility suppliers and those of the insurers of the Property.

4.3 The Customer must take all proper steps to ensure that carrying out the Works does not make any of the following unsafe: the structure of the building of which the Premises forms part, any plant or machinery at the building of which the Premises forms part, any neighbouring land or building.

4.4 The Customer must cause as little disturbance and inconvenience as reasonably possible to the Supplier and the owners and occupiers of the building of which the Premises forms part and of any neighbouring land. The Customer must not infringe any of their rights nor the rights of any other person in relation to the Premises.

4.5 The Customer must immediately make good, to the reasonable satisfaction of the Supplier, any damage (including decorative damage) to any land or building or any plant and machinery (other than the Premises) which is caused by carrying out the Works.

4.6 The Customer must allow the Supplier and its surveyors access to the Premises at reasonable times and upon reasonable prior notice both while the Works are being carried out and afterwards, and will give the Supplier the information it reasonably requests to establish that the Works are being and have been carried out in accordance with this licence.

4.7 The Customer must:

4.7.1 complete the Works within [six] months after the date of this licence, and

4.7.2 must notify the Supplier as soon as they have been completed, and send the Supplier three copies of plans showing the Premises as altered by the Works.

## 5 THE CDM REGULATIONS

5.1 This Clause applies to the extent that the CDM Regulations apply in relation to the Works.

5.2 If and to the extent that the Supplier may be a client for the purposes of the CDM Regulations in relation to the Works, the Supplier appoints the Customer as the only client in respect of them.

5.3 Before starting the Works, the Customer must have made a declaration that it is the only client in respect of the Works for the purposes of the CDM Regulations and given the Supplier a copy of the declaration and the acknowledgement of it from the Health and Safety Executive.

5.4 The Customer must comply with its obligations as a client for the purposes of the CDM Regulations and must ensure that the planning supervisor and the principal contractor that it appoints in relation to the Works comply with their respective obligations under the CDM Regulations.

## 6 ADDITIONAL WORKS

6.1 If the terms of any planning permission, licence or consent (other than this licence) obtained for the Works, require any other works to be carried out (whether to the Premises or to any other land or building) the Customer must carry out such other works within any time limit imposed by such permission, licence or consent and in any event before the end of the Term.

6.2 The terms of this licence, other than Clause 2 and Clause 4.7.1 will apply to the carrying out of such other works as if they formed part of the Works.

6.3 This Clause is without prejudice to any requirement on the Customer to obtain the consent of the Supplier to such other works pursuant to the Lease.

7 **INSURANCE OF THE WORKS**

7.1 The Supplier will only be obliged to insure the Works if they form part of Premises, and only:

7.1.1 after they have been completed in accordance with this licence,

7.1.2 for the amount for which the Customer has notified the Supplier that they should be insured, and

7.1.3 otherwise in accordance with the terms of the Lease.

7.2 Until the Supplier is obliged to insure the Works they will be at the sole risk of the Customer.

7.3 The Customer must pay on written demand any increase in the insurance premium and the amount of any additional insurance premium for the Premises or the building of which the Premises forms part that arises because of the Works.

8 **FEES, RATES AND TAXES**

The Customer must pay all fees, rates and taxes that arise by reason of the Works (including any arising under the Planning Acts in relation to the Works but for the avoidance of any doubt excluding any fees payable in respect of the negotiation and grant of this Licence) whether imposed on the Supplier or the Customer and must indemnify the Supplier from all liability in relation to such fees, rates and taxes.

9 **REINSTATEMENT**

9.1 The Customer before the end of the Term shall remove the Works and reinstate the Premises.

9.2 The removal and reinstatement must be done at the Customer's cost and to the reasonable satisfaction of the Supplier.

9.3 The Customer must also make good any damage (including decorative damage) to the Premises caused by the removal and reinstatement.

9.4 The provisions of this Clause will not form part of the hypothetical lease upon which the open market rent of the Premises is to be agreed or determined pursuant to Clause 3 of the Lease.

## 10 RENT REVIEW

Any effect on the rental value of the Premises arising in connection with the Works will be disregarded on any rent review under the Lease.

## 11 THE LEASE COVENANTS AND CONDITIONS

The covenants on the part of the tenant contained within the Lease will extend to the Works and apply to the Premises as altered by the Works.

## 12 NO WARRANTY BY THE SUPPLIER

12.1 No representation or warranty is given or is to be implied by the Supplier entering into this licence or by any step taken by or on behalf of the Supplier, in connection with it as to:

12.1.1 the suitability of the Premises or the building of which it forms part for the Works or

12.1.2 whether the Works or any removal or reinstatement of them may be lawfully carried out.

12.2 The Customer acknowledges that it is not relying on, and will have no remedy in respect of, any representation that may have been made by or on behalf of the Supplier before the date of this licence as to any of the matters contained within this Licence.

12.3 Nothing in this Clause shall, however, operate to limit or exclude any liability for fraud.

## 13 COSTS

13.1 The Customer must pay on written demand any reasonable and proper costs and disbursements of the Supplier, its solicitors, surveyors and insurers incurred in connection with the supervision (if any) of the Works or any removal of them and reinstatement of the Premises or in making good any damage to any land or building, plant or machinery (other than the Premises) which is caused by the carrying out of the Works or by the removal of them or the reinstatement of the Premises.

13.2 The obligations in this Clause extend to any value added tax in respect of those costs and disbursements except to the extent that the Supplier is able to recover that value added tax.

## 14 THE RIGHT OF RE-ENTRY IN THE LEASE

The right of re-entry in the Lease will be exercisable if any covenant or condition of this licence is breached, as well as if any of the events stated in the provision for re-entry in the Lease occurs.

## 15 INDEMNITY

The Customer must indemnify the Supplier against all costs and claims arising from any breach of the terms of this licence.

## 16 LIABILITY

16.1 The obligations of the Customer under this Licence are owed to the Supplier and are made in consideration of the consent granted by Clause 2.1.

16.2 At any time when the Customer is more than one person, then, those persons will be jointly and severally liable for it's obligations arising by virtue of this licence. The Supplier may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

## 17 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

17.1 A person who is not a party to this licence will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

## SCHEDULE

### Details Of The Works

Such works as are shown on the plans and specification annexed to this licence



Ceiling Layout (1:100)



Floor Layout (1:100)

2001-001



## The Sheila Bird Group

PO Box 239
Manchester
M8 8ZZ
Tel: 0161 832 0832
0161 832 4832
Email sbguk@msn.com

# Quotation Page 1



| | | | |
|---|---|---|---|
| To | For the Attention of Mr Peter Carew | Project | Clients Own Offices |
| Client | Image Metrics Limited | | Part Fifth Floor |
| Address | 21 Castle Street | | 1 Portland Street |
| Address | Castlefield | | Manchester |
| Town | Manchester Post Code M3 4SW | | |

| | |
|---|---|
| Date | 30th October 2006 |
| Reference | E3236-S-001 C |
| Drawing | 2901-001 Rev D |
| Order No | |
| Terms | TBA |

Thank You For Your Enquiry

| Ref | Description | No | Unit Price | Gross Price | Collection |
|---|---|---|---|---|---|
| **1.00** | **Partitions** | | | | |
| | Vista 80mm relocatable partitioning system comprising of steel studs installed between head and floor track with a 75mm high skirting. Rockwool RW2 infill to cavity and faced on both sides with 1 layer of 12.5mm wallboard, predecorated in contract vinyl and held in position by painted Vista sections finished with a PVC insert. All metal work SAA aluminium powder coated silver | | | | |
| 1.01 | Solid full height modules nominally 2450mm high | 49 | 169.99 | 8,329.51 | |
| 1.02 | 75mm high concealed fixed skirting to base of wallboards | 109 | 14.92 | 1,626.28 | |
| 1.03 | Shallow scrib wall abutments | 19 | 30.52 | 579.88 | |
| 1.04 | Solare junction to end of wallboards for the fitting of glazed units | 7 | 76.42 | 534.94 | |
| 1.05 | Oak solid core door with 1500mm x 150mm vision panel c/w frame and ironmongery in a SAA finish | 3 | 739.35 | 2,218.05 | |
| 1.06 | Double glazed units with integral blinds c/w thumbturn closer | 7 | 532.58 | 3,728.06 | 17,016.72 |
| | | | | | |
| **2.00** | **Glazing** | | | | |
| | Single glazed partitioning system comprising of dry jointed glass installed between head and floor track in a 10mm toughened glass. Manifestation to all glass by way of 2no rows of dots/squares in opal frosted glass. Integral post to T-sections and fitted into solare junctions | | | | |
| 2.01 | Full height dry jointed glazed panels nominally 2090mm high | 12 | 115.48 | 1,385.76 | |
| 2.02 | Full height dry jointed intermediate glazed panels nominally 2090mm high | 5 | 85.85 | 429.25 | |
| 2.03 | Full height dry jointed infill to seperation pillar between CEO and meeting room 1 | 1 | 94.81 | 94.81 | |
| 2.04 | Wall abutments to end panels to main building structure | 3 | 70.51 | 211.53 | |
| 2.05 | Integral pivot bars to joints of items 2.01 and 2.02 | 5 | 103.63 | 518.15 | |
| 2.06 | Glazed end caps to glass at partition panels | 5 | 34.69 | 173.45 | |
| 2.07 | 10mm toughened glass | 46 | 104.49 | 4,806.54 | |
| 2.08 | Full height glass doors c/w ironmongery and manifestation | 5 | 1,009.15 | 5,045.75 | |
| 2.09 | manifestation to items 2.01, 2.02 and 2.03 | 14 | 37.50 | 525.00 | 13,190.24 |
| | | | | | |
| **3.00** | **Electrical** | | | | |
| 3.01 | 3 compartment floor box c/w 2 no double power sockets and 4no RJ45 data outlets | 43 | 152.24 | 6,546.32 | |
| 3.02 | 3 compartment floor box c/w 2no double power sockets and 2no RJ45 data outlets | 14 | 147.75 | 2,068.50 | |

We trust our quotation is of interest - if we can be of any further assistance please contact

| | | | |
|---|---|---|---|
| Design | Mr. A Bansal MA BA(Hons) | atul.bansal@sbfmltd.co.uk | 0161 832 0832 |
| Sales | Mr. Donald Winter | donaldwinter@sbfmltd.co.uk | 0161 832 0832 |

| | |
|---|---|
| Sub Total | 30,206.96 |
| Carried Forward | 30,206.96 |

Local Authority BUILDING CONTROL APPROVED PARTNER

*Management By Design*

SBG



## The Sheila Bird Group

PO Box 239
Manchester
M8 8ZZ
Tel: 0161 832 0832
0161 832 4832
Email sbguk@msn.com



To: For the Attention of Mr Peter Carew

Project: Clients Own Offices

Client: Image Metrics Limited
Address: 21 Castle Street
Address: Castlefield
Town: Manchester  Post Code M3 4SW

Part Fifth Floor
1 Portland Street
Manchester

Date: 30th October 2006
Reference: E3236-S-001 C
Drawing: 2901-001 Rev D
Order No:
Terms: TBA

Management By Design

| Ref | Description | No | Unit Price | Gross Price | Collection |
|---|---|---|---|---|---|
| | | | | Carried Forward | 30,206.96 |
| 3.03 | Wall mounted distribution board with clean power to communication room | 1 | 287.50 | 287.50 | |
| 3.04 | Wall mounted running man sign with connect to mains | 3 | 212.50 | 637.50 | |
| 3.05 | Fused spurs to communication room | 2 | 167.50 | 335.00 | |
| 3.04 | Light switch on building column in the meeting room 1 | 2 | 115.00 | 230.00 | 10,104.82 |
| | | | | | |
| **5.00** | **Exclusions** | | | | |
| 5.01 | Building Regulations Fees | | | | |
| 5.02 | CDM Fees (if applicable) | | | | |
| 5.03 | Out of hours working | | | | |
| 5.04 | VAT | | | | |
| | | | | | |
| **6.00** | **Payment Terms** | | | | |
| 6.01 | To Be Agreed | | | | |

We trust our quotation is of interest - If we can be of any further assistance please contact

| | | | |
|---|---|---|---|
| Design | Mr. A Bansal MA BA(Hons) | atul.bansal@sbfmltd.co.uk | 0161 832 0832 |
| Sales | Mr. Donald Winter | donaldwinter@sbfmltd.co.uk | 0161 832 0832 |

| | |
|---|---|
| Sub Total | 10,104.82 |
| Project Total | 40,311.78 |

BUILDING CONTROL APPROVED PARTNER

*Management By Design*

SBG

**SIGNED** as a **DEED** by

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

acting by two Directors

DIRECTOR

Signature ............................

Name (in block capitals) ............................

DIRECTOR

Signature ............................

Name (in block capitals) ............................

**SIGNED** as a **DEED** by

**IMAGE METRICS LIMITED**

acting by a Director and a director/secretary

DIRECTOR

Signature ............................

Name (in block capitals) ............................

SECRETARY/DIRECTOR

Signature ............................

Name (in block capitals) ............................

Signed by
for and on behalf of
**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

...................................

Director

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

**and**

**IMAGE METRICS LIMITED**

13th December **2006**

**LICENCE TO ALTER**

**Relating to Suite 5a 1 Portland Street Manchester**

DATED 13th December 2006

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

- and -

**IMAGE METRICS LIMITED**

---

# LICENCE TO ALTER

Suite 5A, 1 Portland Street, Manchester

---

Cobbetts LLP
Ship Canal House
King Street
Manchester
M2 4WB
DX: 14374 Manchester 1
Tel: 0845 404 2404
Fax: 0845 404 2414
HZSS/JMW/BB2085-10931093

## CONTENTS

THIS **LICENCE** IS DATED 13th DAY OF December 2006

## PARTIES

(1) **BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**, incorporated and registered in England and Wales with company number 3873731 whose registered office is at City Tower Piccadilly Plaza Manchester M1 4BD (**"Supplier"**)

(2) **IMAGE METRICS LIMITED**, incorporated and registered in England and Second Floor, Park Gate, 25 Milton Park, Oxford, Oxon, OX14 4SH (**"Customer"**)

## BACKGROUND

1 This licence is supplemental and collateral to the Lease.

2 The Supplier is entitled to the immediate reversion to the Lease.

3 The residue of the Term is vested in the Customer.

4 The Customer intends to carry out the Works and, under the terms of the Lease, requires the consent of the Supplier to do so.

## AGREED TERMS

## 1 INTERPRETATION

1.1 The definitions and rules of interpretation set out in this Clause apply to this licence.

1.1.1 **CDM Regulations:** the Construction (Design and Management) Regulations 1994.

1.1.2 **Lease:** a lease of Suite 5A, 1 Portland Street, Manchester dated 13th December 2006 and made between the Supplier and the Customer and all documents supplemental or collateral to that lease.

1.1.3 **Planning Acts:** the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990.

1.1.4 **Premises:** Suite 5A, 1 Portland Street, Manchester as more particularly described in and demised by the Lease.

1.1.5 **Term:** the term of years granted by the Lease and any agreed or statutory continuation of the Lease.

1.1.6 **Works:** the Works to be carried out at the Premises which are referred to in the Schedule together with making good any damage to the Premises caused by carrying out such Works.

1.2 Unless otherwise specified a reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under it and all orders, notices, codes of practice and guidance made under it.

1.3 A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking into account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.4 A **person** includes a corporate or unincorporated body.

1.5 Except where a contrary intention appears, a reference to a Clause or Schedule is a reference to a Clause of, or a Schedule to, this licence and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.6 Clause, Schedule and paragraph headings do not affect the interpretation of this licence.

## 2 CONSENT TO CARRY OUT THE WORKS

2.1 In consideration of the obligations on the Customer in this licence, the Supplier consents to the Customer carrying out the Works on the terms set out in this licence and (if necessary) applying for planning permission to carry out the Works.

2.2 This consent will cease to be valid if the Works have not been started (in accordance with the terms of this licence) within three months from (and including) the date of this licence, unless the Supplier gives the Customer notice extending the period of validity. If the Supplier does agree to an extension, then this consent will remain valid for the period stated in that notice and the time period stated in Clause 4.7.1 will be extended by the same amount. If this consent ceases to be valid and the Supplier has not given notice extending its validity, all the terms of this licence will remain in force.

2.3 Nothing in this licence will place the Customer under an obligation to the Supplier to carry out the Works, but if it does carry them out, it must do so on the terms of this licence.

2.4 This consent does not obviate the need for the consent of any person other than the Supplier that may be required to carry out the Works.

## 3 STARTING THE WORKS

3.1 The Customer must not start the Works until it has complied with the requirements of this Clause and of Clause 5.3.

3.2 The Customer must obtain all licences and consents that are required for the Works under the Planning Acts, other laws and by the owner or occupier of any neighbouring land or otherwise.

3.3 The Customer must produce all such licences and consents to the Supplier and obtain the Supplier's confirmation they are satisfactory to the Supplier such confirmation not to be unreasonably withheld or delayed.

3.4 The Customer must give the Supplier two copies of the plans and specification for the Works.

3.5 The Customer must notify the Supplier of the date it intends to start carrying out the Works.

## 4 CARRYING OUT AND COMPLETING THE WORKS

4.1 The Customer must carry out the Works:

4.1.1 using good quality, new materials which are fit for the purpose for which they will be used,

4.1.2 in a good and workmanlike manner and in accordance with good building and other relevant practices, codes and guidance and

4.1.3 to the reasonable satisfaction of the Supplier.

4.2 In carrying out the Works the Customer must comply with the Planning Acts and other laws, the terms of all other licences and consents, the requirements and recommendations of all relevant utility suppliers and those of the insurers of the Property.

4.3 The Customer must take all proper steps to ensure that carrying out the Works does not make any of the following unsafe: the structure of the building of which the Premises forms part, any plant or machinery at the building of which the Premises forms part, any neighbouring land or building.

4.4 The Customer must cause as little disturbance and inconvenience as reasonably possible to the Supplier and the owners and occupiers of the building of which the Premises forms part and of any neighbouring land. The Customer must not infringe any of their rights nor the rights of any other person in relation to the Premises.

4.5 The Customer must immediately make good, to the reasonable satisfaction of the Supplier, any damage (including decorative damage) to any land or building or any plant and machinery (other than the Premises) which is caused by carrying out the Works.

4.6 The Customer must allow the Supplier and its surveyors access to the Premises at reasonable times and upon reasonable prior notice both while the Works are being carried out and afterwards, and will give the Supplier the information it reasonably requests to establish that the Works are being and have been carried out in accordance with this licence.

4.7 The Customer must:

4.7.1 complete the Works within [six] months after the date of this licence, and

4.7.2 must notify the Supplier as soon as they have been completed, and send the Supplier three copies of plans showing the Premises as altered by the Works.

## 5 THE CDM REGULATIONS

5.1 This Clause applies to the extent that the CDM Regulations apply in relation to the Works.

5.2 If and to the extent that the Supplier may be a client for the purposes of the CDM Regulations in relation to the Works, the Supplier appoints the Customer as the only client in respect of them.

5.3 Before starting the Works, the Customer must have made a declaration that it is the only client in respect of the Works for the purposes of the CDM Regulations and given the Supplier a copy of the declaration and the acknowledgement of it from the Health and Safety Executive.

5.4 The Customer must comply with its obligations as a client for the purposes of the CDM Regulations and must ensure that the planning supervisor and the principal contractor that it appoints in relation to the Works comply with their respective obligations under the CDM Regulations.

## 6 ADDITIONAL WORKS

6.1 If the terms of any planning permission, licence or consent (other than this licence) obtained for the Works, require any other works to be carried out (whether to the Premises or to any other land or building) the Customer must carry out such other works within any time limit imposed by such permission, licence or consent and in any event before the end of the Term.

6.2 The terms of this licence, other than Clause 2 and Clause 4.7.1 will apply to the carrying out of such other works as if they formed part of the Works.

6.3 This Clause is without prejudice to any requirement on the Customer to obtain the consent of the Supplier to such other works pursuant to the Lease.

## 7 INSURANCE OF THE WORKS

7.1 The Supplier will only be obliged to insure the Works if they form part of Premises, and only:

7.1.1 after they have been completed in accordance with this licence,

7.1.2 for the amount for which the Customer has notified the Supplier that they should be insured, and

7.1.3 otherwise in accordance with the terms of the Lease.

7.2 Until the Supplier is obliged to insure the Works they will be at the sole risk of the Customer.

7.3 The Customer must pay on written demand any increase in the insurance premium and the amount of any additional insurance premium for the Premises or the building of which the Premises forms part that arises because of the Works.

## 8 FEES, RATES AND TAXES

The Customer must pay all fees, rates and taxes that arise by reason of the Works (including any arising under the Planning Acts in relation to the Works but for the avoidance of any doubt excluding any fees payable in respect of the negotiation and grant of this Licence) whether imposed on the Supplier or the Customer and must indemnify the Supplier from all liability in relation to such fees, rates and taxes.

## 9 REINSTATEMENT

9.1 The Customer before the end of the Term shall remove the Works and reinstate the Premises.

9.2 The removal and reinstatement must be done at the Customer's cost and to the reasonable satisfaction of the Supplier.

9.3 The Customer must also make good any damage (including decorative damage) to the Premises caused by the removal and reinstatement.

9.4 The provisions of this Clause will not form part of the hypothetical lease upon which the open market rent of the Premises is to be agreed or determined pursuant to Clause 3 of the Lease.

## 10 RENT REVIEW

Any effect on the rental value of the Premises arising in connection with the Works will be disregarded on any rent review under the Lease.

## 11 THE LEASE COVENANTS AND CONDITIONS

The covenants on the part of the tenant contained within the Lease will extend to the Works and apply to the Premises as altered by the Works.

## 12 NO WARRANTY BY THE SUPPLIER

12.1 No representation or warranty is given or is to be implied by the Supplier entering into this licence or by any step taken by or on behalf of the Supplier, in connection with it as to:

12.1.1 the suitability of the Premises or the building of which it forms part for the Works or

12.1.2 whether the Works or any removal or reinstatement of them may be lawfully carried out.

12.2 The Customer acknowledges that it is not relying on, and will have no remedy in respect of, any representation that may have been made by or on behalf of the Supplier before the date of this licence as to any of the matters contained within this Licence.

12.3 Nothing in this Clause shall, however, operate to limit or exclude any liability for fraud.

## 13 COSTS

13.1 The Customer must pay on written demand any reasonable and proper costs and disbursements of the Supplier, its solicitors, surveyors and insurers incurred in connection with the supervision (if any) of the Works or any removal of them and reinstatement of the Premises or in making good any damage to any land or building, plant or machinery (other than the Premises) which is caused by the carrying out of the Works or by the removal of them or the reinstatement of the Premises.

13.2 The obligations in this Clause extend to any value added tax in respect of those costs and disbursements except to the extent that the Supplier is able to recover that value added tax.

## 14 THE RIGHT OF RE-ENTRY IN THE LEASE

The right of re-entry in the Lease will be exercisable if any covenant or condition of this licence is breached, as well as if any of the events stated in the provision for re-entry in the Lease occurs.

## 15 INDEMNITY

The Customer must indemnify the Supplier against all costs and claims arising from any breach of the terms of this licence.

## 16 LIABILITY

16.1 The obligations of the Customer under this Licence are owed to the Supplier and are made in consideration of the consent granted by Clause 2.1.

16.2 At any time when the Customer is more than one person, then, those persons will be jointly and severally liable for it's obligations arising by virtue of this licence. The Supplier may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

## 17 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

17.1 A person who is not a party to this licence will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

# SCHEDULE

## Details Of The Works

Such works as are shown on the plans and specification annexed to this licence



Ceiling Layout (1:100)



Floor Layout (1:100)

2901-001 D



# The Sheila Bird Group

PO Box 239
Manchester
M8 8ZZ
Tel: 0161 832 0832
0161 832 4832
Email sbguk@msn.com



To: For the Attention of Mr Peter Carew
Project: Clients Own Offices

Client: Image Metrics Limited
Address: 21 Castle Street
Address: Castlefield
Town: Manchester Post Code M3 4SW

Part Fifth Floor
1 Portland Street
Manchester

Date: 30th October 2006
Reference: E3236-S-001 C
Drawing: 2901-001 Rev D
Order No:
Terms: TBA

## Thank You For Your Enquiry

| Ref | Description | No | Unit Price | Gross Price | Collection |
|---|---|---|---|---|---|
| 1.00 | **Partitions** | | | | |
| | Vista 80mm relocatable partitioning system comprising of steel studs installed between head and floor track with a 75mm high skirting. Rockwool RW2 infill to cavity and faced on both sides with 1 layer of 12.5mm wallboard, predecorated in contract vinyl and held in position by painted Vista sections finished with a PVC insert. All metal work SAA aluminium powder coated silver | | | | |
| 1.01 | Solid full height modules nominally 2450mm high | 49 | 169.99 | 8,329.51 | |
| 1.02 | 75mm high concealed fixed skirting to base of wallboards | 109 | 14.92 | 1,626.28 | |
| 1.03 | Shallow scrib wall abutments | 19 | 30.52 | 579.88 | |
| 1.04 | Solare junction to end of wallboards for the fitting of glazed units | 7 | 76.42 | 534.94 | |
| 1.05 | Oak solid core door with 1500mm x 150mm vision panel c/w frame and ironmongery in a SAA finish | 3 | 739.35 | 2,218.05 | |
| 1.06 | Double glazed units with integral blinds c/w thumbturn closer | 7 | 532.58 | 3,728.06 | 17,016.72 |
| | | | | | |
| 2.00 | **Glazing** | | | | |
| | Single glazed partitioning system comprising of dry jointed glass installed between head and floor track in a 10mm toughened glass. Manifestation to all glass by way of 2no rows of dots/squares in opal frosted glass. Integral post to T-sections and fitted into solare junctions | | | | |
| 2.01 | Full height dry jointed glazed panels nominally 2090mm high | 12 | 115.48 | 1,385.76 | |
| 2.02 | Full height dry jointed intermediate glazed panels nominally 2090mm high | 5 | 85.85 | 429.25 | |
| 2.03 | Full height dry jointed infill to seperation pillar between CEO and meeting room 1 | 1 | 94.81 | 94.81 | |
| 2.04 | Wall abutments to end panels to main building structure | 3 | 70.51 | 211.53 | |
| 2.05 | Integral pivot bars to joints of items 2.01 and 2.02 | 5 | 103.63 | 518.15 | |
| 2.06 | Glazed end caps to glass at partition panels | 5 | 34.69 | 173.45 | |
| 2.07 | 10mm toughened glass | 46 | 104.49 | 4,806.54 | |
| 2.08 | Full height glass doors c/w ironmongery and manifestation | 5 | 1,009.15 | 5,045.75 | |
| 2.09 | manifestation to items 2.01, 2.02 and 2.03 | 14 | 37.50 | 525.00 | 13,190.24 |
| | | | | | |
| 3.00 | **Electrical** | | | | |
| 3.01 | 3 compartment floor box c/w 2 no double power sockets and 4no RJ45 data outlets | 43 | 152.24 | 6,546.32 | |
| 3.02 | 3 compartment floor box c/w 2no double power sockets and 2no RJ45 data outlets | 14 | 147.75 | 2,068.50 | |

We trust our quotation is of interest - if we can be of any further assistance please contact

| | | | |
|---|---|---|---|
| Design | Mr. A Bansal MA BA(Hons) | atul.bansal@sbfmltd.co.uk | 0161 832 0832 |
| Sales | Mr. Donald Winter | donaldwinter@sbfmltd.co.uk | 0161 832 0832 |

Sub Total 30,206.96

Carried Forward **30,206.96**

BUILDING CONTROL APPROVED PARTNER

*Management By Design*

SBG



## The Sheila Bird Group

PO Box 239
Manchester
M8 8ZZ
Tel: 0161 832 0832
0161 832 4832
Email sbguk@msn.com



| | | | |
|---|---|---|---|
| To | For the Attention of Mr Peter Carew | Project | Clients Own Offices |
| Client | Image Metrics Limited | | Part Fifth Floor |
| Address | 21 Castle Street | | 1 Portland Street |
| Address | Castlefield | | Manchester |
| Town | Manchester Post Code M3 4SW | | |

| | |
|---|---|
| Date | 30th October 2006 |
| Reference | E3236-S-001 C |
| Drawing | 2901-001 Rev D |
| Order No | |
| Terms | TBA |

Management By Design

| Ref | Description | No | Unit Price | Gross Price | Collection |
|---|---|---|---|---|---|
| | | | | Carried Forward | 30,206.96 |
| 3.03 | Wall mounted distribution board with clean power to communication room | 1 | 287.50 | 287.50 | |
| 3.04 | Wall mounted running man sign with connect to mains | 3 | 212.50 | 637.50 | |
| 3.05 | Fused spurs to communication room | 2 | 167.50 | 335.00 | |
| 3.04 | Light switch on building column in the meeting room 1 | 2 | 115.00 | 230.00 | 10,104.82 |
| | | | | | |
| **5.00** | **Exclusions** | | | | |
| 5.01 | Building Regulations Fees | | | | |
| 5.02 | CDM Fees (if applicable) | | | | |
| 5.03 | Out of hours working | | | | |
| 5.04 | VAT | | | | |
| | | | | | |
| **6.00** | **Payment Terms** | | | | |
| 6.01 | To Be Agreed | | | | |

We trust our quotation is of interest - If we can be of any further assistance please contact

| | | | |
|---|---|---|---|
| Design | Mr. A Bansal MA BA(Hons) | atul.bansal@sbfmltd.co.uk | 0161 832 0832 |
| Sales | Mr. Donald Winter | donaldwinter@sbfmltd.co.uk | 0161 832 0832 |

| | |
|---|---|
| Sub Total | 10,104.82 |
| Project Total | 40,311.78 |

BUILDING CONTROL APPROVED PARTNER

*Management By Design*

SBG

**SIGNED** as a **DEED** by

**BRUNTWOOD 2000 FIRST PROPERTIES LIMITED**

acting by two Directors

DIRECTOR

Signature ..............................

Name (in block capitals) PA CROWTHER

DIRECTOR

Signature ..............................

Name (in block capitals) ..............................